			  R.H. PHILLIPS, INC.
			 26836 County Road 12A
		      Esparto, California  95627
		      Facsimile:  (916) 662-2880
		    -------------------------------
		     SECURITIES EXCHANGE AGREEMENT


						 Dated as of March 15, 2000



To John Hancock Mutual Life Insurance Company

Ladies and Gentlemen:

The undersigned, R.H. Phillips, Inc., a California corporation (the Company), hereby agrees with you as follows:

SECTION 1.  AUTHORIZATION AND EXCHANGE OF
SECURITIES.

1.1 Authorization of Securities.

(a) Existing Securities. The Company has sold to you 500,000 shares of its 12% Senior Redeemable Preferred Stock (the Senior Preferred Stock) and warrants to purchase up to 1,346,788 Shares of its Common Stock (the Warrants) pursuant to that certain Securities Purchase Agreement dated as of March 27, 1996, by and between you and the Company.

(b) Prior Exchange of Securities. The Company has sold to you 250,000 shares of its 12% Series A Senior
Redeemable Exchangeable Preferred Stock (the Series A Preferred Stock) and $2,500,000 in aggregate principal amount of its 14% Unsecured Subordinated Notes for an aggregate purchase price of 500,000 shares of the Senior Preferred Stock pursuant to that certain Securities Exchange Agreement dated as of March 15, 1999, by and between you and the Company.

(c) Subordinated Notes. The Company has duly authorized the issuance and sale of up to $2,500,000 in aggregate principal amount of its 14% Unsecured Subordinated Notes substantially in the form annexed hereto as Exhibit A (the Notes).

(d) No Effect on Warrants. The Warrants remain in full force and effect and shall not be affected by the transactions contemplated by this Securities Exchange Agreement.
1.2 Exchange of Securities.

(a) The Company agrees to sell to you, and upon and subject to the terms and conditions hereof and in reliance upon the representations and warranties of the Company contained herein, you agree to purchase from the Company (i) $2,500,000 in principal amount of Notes which shall be issued to you in exchange for your surrender to the Company of 250,000 shares of Series A Preferred Stock (the Purchase Price). The 250,000 shares of
Series A Preferred Stock shall be cancelled upon their delivery to you and may not be reissued. The Notes are to be sold and delivered together at a closing to be held on March 15, 2000 at 10:00 A.M., California time, or such other date and time as shall be agreed upon by you and the Company (such date and time being hereinafter called the Closing Date), at the offices of Orrick, Herrington & Sutcliffe LLP, 400 Sansome Street, San Francisco,
CA  94111.

(b) On the Closing Date, the Company will deliver to you one or more duly executed Notes dated the Closing Date, registered in your name or the name of your nominee, in such principal amounts as are specified on Schedule I, registered in your name or the name of your nominee as specified on Schedule I. The delivery of such Notes to you shall be made against your delivery to the Company of the shares of Series A Preferred Stock representing the Purchase Price.

(c) If at the closing the Company shall fail to tender any of the Notes to you as provided above in this 1.2 or any of the conditions specified in Section 4 hereof shall not have been fulfilled to your satisfaction, at your election you shall be relieved of all obligations under this Securities Exchange Agreement, without thereby waiving any other rights you may have by reason of such failure or such nonfulfillment.

1.3 Definitions, etc.  Certain terms used in this Securities
Exchange Agreement are defined in 11.1 hereof; references to a Schedule or Exhibit are, unless otherwise specified, to the Schedules and Exhibits attached to this Securities Exchange
Agreement; and hereof, herein, hereunder and other words of similar import shall be construed to refer to this Securities
Exchange Agreement as a whole and not to any particular Section or other subdivision. All of the Schedules and Exhibits attached to this Securities Exchange Agreement are hereby incorporated by reference herein in their entirety.

SECTION 2.  GENERAL REPRESENTATIONS AND WARRANTIES.
The Company hereby represents and warrants to you, as of the Closing Date, as follows:

2.1 Capital Stock; Subsidiaries.

(a) After giving effect to the exchange
contemplated hereby on the Closing Date, the authorized and
outstanding capital stock of the Company consists of:  12,500,000 shares of Common Stock, which is vested with 100% of the present right to elect directors of the Company, of which 6,695,331 shares are issued and outstanding; and 5,000,000 shares of
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Preferred Stock, of which no shares are issued and outstanding.  All such outstanding shares have been duly authorized, validly issued and are fully paid, nonassessable and free of preemptive rights. No shares of stock are held in the treasury of the Company. The
Company has no Subsidiaries.
(
b) All issued and outstanding securities (as defined in the Securities Act) of the Company have been offered, issued, sold and delivered in compliance with, or pursuant to exemptions from, all applicable federal and state laws, and the rules and regulations of federal and state regulatory bodies governing the offering, issuance, sale and delivery of securities.

(c) Except as specified on Item 2.1(c) of
Schedule II, there are no subscriptions, options, warrants or calls relating to the issuance by the Company of any shares of its capital stock, including any right of conversion or exchange under any outstanding security or other instrument. There are no voting trusts or other agreements or understandings with respect to the voting of the capital stock of the Company to which the Company is a party.
To the knowledge of the Company, there are no voting trusts or other agreements or understandings with respect to the voting of the capital stock of the Company. The Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any security convertible into or exchangeable for any of its capital stock. The Company has not granted registration rights to any holders of its securities except as specified on Item 2.1(c) of Schedule II.

2.2 Organization and Authority.  The Company:

(a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

(b) has all requisite power and authority
(corporate and other) (i) to own and operate its properties, (ii) to conduct its business as currently conducted and as currently proposed to be conducted, (iii) to offer, issue, sell and deliver the Notes, (iv) to enter into this Securities Exchange Agreement and
(v) to perform its respective obligations under such agreement and the Articles of Incorporation; and

(c) has made all filings and holds all franchises, licenses, permits and registrations which are required under the laws of each jurisdiction in which the properties owned (or held under lease) by it or the nature of its activities makes such filings, franchises, licenses, permits or registrations necessary, except for filings, franchises, licenses, permits or registrations which individually or in the aggregate are not material to the Company.

2.3 Corporate Proceedings. The Company has taken all corporate action necessary to be taken by it to authorize the execution and delivery of this Securities Exchange Agreement, the offer, issuance, sale and delivery of the Notes and the performance of all obligations to be performed by it hereunder and thereunder.

2.4 Validity of Agreement and Notes.  This Securities
Exchange Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by applicable bankruptcy, insolvency, fraudulent conveyance and similar laws regarding debtor/creditor relationships and the effect of general principles of equity. The Notes, when executed and delivered by the Company will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by applicable bankruptcy, insolvency, fraudulent conveyance and similar laws regarding debtor/creditor relationships and the effect of general principles of equity.

2.5 Consent, etc. No prior consent, approval or authorization of, registration, qualification, designation, declaration or filing with, or notice to any federal, state or local governmental or public authority or agency including, without limitation, any filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, is or was required for (a) the valid execution, delivery or performance of this Securities Exchange Agreement by the Company or (b) the valid offer, execution, issuance, sale or delivery of the Notes or the performance of the Notes by the Company. The Company has obtained all consents, approvals or authorizations of, made all declarations or filings with, and given all notices to, all applicable federal, state or local governmental or public authorities or agencies which are necessary for the continued conduct by the Company of its businesses as now conducted or as proposed to be conducted and which the failure to so obtain, make or give could have a Material Adverse Effect.

2.6 Business.

(a) The Company does not presently contemplate conducting a business other than the business presently conducted by it.

(b) The address of the principal place of business and chief executive office of the Company is the same as the address for notices to the Company provided in 12.1 hereof.

(c) The primary business of the Company is the production and distribution of premium wine.

2.7 Financial Statements.
The Company has heretofore furnished to you complete and accurate copies of: (i) audited consolidated financial statements of the Company or its predecessor for the Fiscal Years ended December 31, 1996, December 31, 1997 and December 31,
1998, including audited consolidated balance sheets of the Company as of the end of each such Fiscal Year and statements of income, changes in stockholders equity and cash flows of the Company for each such Fiscal Year, together with the opinion thereon of KPMG Peat Marwick LLP, independent public accountants, for the years ended December 31, 1996 and 1997 and Ernst & Young LLP, independent public accountants, for the year ended December 31, 1998 (the Audited Financial Statements). In addition, the Company has furnished to you unaudited consolidated financial statements of the Company for the nine month period ended September 30, 1999 (the "Interim Financial Statements," and together with the Audited Financial Statements, the Financial Statements). The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the respective periods, except as therein noted, and except with the omission of certain footnote disclosures in the Interim Financial Statements. The Financial Statements are complete and present fairly the financial position of the Company as of such dates and the results of their operations and changes in their
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financial position or cash flows, as the case may be, for such periods in all material respects. The Company does not have any material obligation or liability, individually or in the aggregate, of the nature required to be disclosed on a balance sheet prepared in accordance with generally accepted accounting principles that is not disclosed by the Financial Statements referred to above.

2.8 No Material Adverse Change.  Since September 30,
1999, there has been no material adverse change in the business, earnings, properties or condition (financial or other) of the Company.

2.9 Licenses, Registrations, etc. The Company owns or possesses, and holds free from burdensome restrictions or known conflicts with the rights of others, all licenses, registrations, permits, copyrights, trademarks, service marks, trade names and patents, and all rights with respect to the foregoing, necessary for the conduct of its business as now conducted and as proposed to be conducted, and is in full compliance with the terms and conditions, if any, of all such licenses, registrations, franchises, permits, copyrights, trademarks, service marks, trade names, patents and all rights with respect to the foregoing and the terms and conditions of any agreements relating thereto, except for such restrictions, conflicts or noncompliance which, either individually or in the aggregate, do not have, and in the future will not have, a Material Adverse Effect.

2.10 Properties.

(a) The Company has good and valid fee title to the Real Property described under the heading Fee Real Property in Item 2.10(a) of Schedule II and leases the other Real Property described under the heading Leased Real Property in such schedule.

(b) Set forth on Item 2.10(b) of Schedule II is a list of all grower agreements to which the Company is a party, copies of which have been provided to you.

2.11 Compliance with Other Instruments, etc.  The
Company is not: (a) in violation of any term of its charter or by-laws; or (b) in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in, and is not otherwise in default under, (i) any evidence of Indebtedness for Money Borrowed, or any other evidence of Indebtedness or any instrument or agreement under or pursuant to which any evidence of Indebtedness for Money Borrowed or other evidence of Indebtedness has been issued; or (ii) any other instrument or agreement to which it is a party or by which it is bound or any of its properties is affected any which default would have a Material
Adverse Effect.

2.12 No Conflict, etc. Neither the execution, delivery or performance of this Securities Exchange Agreement by the Company nor the offer, issuance, sale or delivery of the Notes by the Company or the performance of the Notes by the Company does or will: (a) conflict with or violate the charter or by-laws of the Company; (b) conflict with or result in a breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation of any Lien on any of the properties or assets of the Company pursuant to the terms of, any evidence of Indebtedness, or any instrument or agreement under or pursuant to which any evidence of Indebtedness has been issued, or any other instrument or agreement to which the Company is a party or by which it is bound in each case resulting in a Material Adverse Effect; or
(c) require the consent of, or other action by, any stockholder, trustee or any creditor of, any lessor to or any investor in, the Company or any other non-governmental Person.

2.13 No Materially Adverse Contracts, etc.
(a) The Company is not a party to or bound by (nor are any of its properties affected by) any contract or agreement, or subject to any order, writ, injunction or decree or other action of any court or any governmental department, commission, bureau, board or other administrative agency or official, or any charter or other corporate or contractual restriction, which has a Material Adverse Effect.
(b) The Company is not a party to any contract or agreement with any Affiliate the terms of which are not commercially reasonable or are less favorable to it than it would obtain in a comparable arms length transaction with a person other than an Affiliate.

2.14 Compliance with Law, etc. The Company is in full compliance with all laws and ordinances and all governmental rules and regulations to which it is subject, the violation of which would have a Material Adverse Effect. Neither the execution, delivery or performance of this Securities Exchange Agreement by the Company, the offer, issuance, sale or delivery of the Notes by the Company nor the performance of the Notes, does or will cause the Company to be in violation of any statute, law or ordinance or any judgment, decree, writ, injunction, order, award or other action of any court or governmental authority or arbitrator or any order, rule or regulation, of any federal, state, county, municipal or other governmental or public authority or agency. The Company uses and operates the Real Property for lawful purposes in full compliance in all material respects with all laws and ordinances and all governmental rules and regulations to which it is subject.

2.15 Compliance with ERISA; Multiemployer Plans.

(a) Neither (i) the execution and delivery of this Securities Exchange Agreement by the Company, (ii) the offer, issuance, sale and delivery of the Notes by the Company, (iii) the acquisition of the Notes by you, (iv) the application by the Company of the proceeds of the sale of the Notes nor (v) the consummation of any of the other transactions contemplated by this Securities Exchange Agreement will result in a prohibited transaction as described in Section 406(a) of ERISA or a tax under
Section 4975 of the Code. The Company has delivered to you a complete and correct list of all employee benefit plans (within the meaning of Section 3(3) of ERISA) with respect to which the Company or any ERISA Affiliate of the Company is a party in interest (within the meaning of Section 3(14) of ERISA) or with respect to which its securities are employer securities (within the meaning of Section 407(d)(1) of ERISA).

(b) Each Plan is in compliance in all respects with applicable provisions of ERISA, the Code and applicable foreign law. The Company and each ERISA Affiliate has made all contributions to the Plans required to be made by it.

(c) Except for liabilities to make contributions and to pay PBGC premiums and administrative costs, neither the Company nor any ERISA Affiliate of the Company has incurred any material liability to or on account of any Plan or Pension Plan under applicable provisions of ERISA, the Code or applicable foreign law, and no condition exists which presents a material risk to the Company or any ERISA Affiliate of the Company of incurring any such liability. No Pension Plan has an accumulated funding deficiency (within the meaning of Section 412 of the Code), whether or not waived. None of the Company, any ERISA
Affiliate of the Company, the PBGC or any other Person has instituted any proceedings or taken any other action to terminate any Pension Plan.

(d) The actuarial present value of all accrued benefit liabilities under each Pension Plan based on the assumptions used in the funding of such Pension Plan, which assumptions are reasonable, and determined as of the last day of the most recent plan year of such Pension Plan for which an annual report has been filed with the Internal Revenue Service did not exceed the current fair market value of the assets of such Pension Plan as of such last day.

(e)   None of the Plans is a Multiemployer
Plan, and neither the Company nor any ERISA Affiliate of the Company has contributed or been obligated to contribute to any Multiemployer Plan at any time within the preceding six years and
(ii) neither the Company nor any ERISA Affiliate of the Company maintains or has any obligation to maintain any plan, program or other arrangement for the provision of post-employment group health or other welfare benefits for its retired or former employees except to the extent required under Section 601 et seq. of ERISA or
Section 4980B of the Code.

2.16 Pending Litigation, etc.  Except as specified in
Item 2.16 of Schedule II, there is no action at law, suit in equity or other proceeding or, to the Companys knowledge, investigation
(whether or not purportedly on behalf of the Company), in any court or by or before any other governmental or public authority or agency, or any arbitrator or arbitration panel pending or, to the best knowledge of the Company, threatened against or affecting the Company, or any of their properties that, either individually or in the aggregate, (a) could reasonably be expected to have a Material Adverse Effect or (b) could reasonably be expected to question the validity or enforceability of this Securities Exchange Agreement or the Notes. The Company is not in default with respect to any order, writ, injunction, judgment or decree of any court or other governmental or public authority or agency or arbitrator or arbitration panel.

2.17 Taxes. All federal, state and other tax returns of the Company required by law to be filed have been duly filed or a valid extension for such filing has been obtained, and all federal, state and other taxes, assessments, fees and other governmental charges upon the Company or upon any of its properties, income or assets that are due and payable have been paid, except where they are being protested or contested in good faith by appropriate proceedings. No extensions of the time for the assessment of deficiencies have been granted by the Company. The Company does not know of any proposed, asserted or assessed tax deficiency against the Company. The Company is not a party to or bound by or obligated under any tax sharing or similar agreement. There are no Liens on any properties or assets of the Company imposed or arising as a result of the delinquent payment or the non-payment of any tax, assessment, fee or other governmental charge other than Permitted Liens. Federal and state income tax returns for the Company have never been audited by the Internal Revenue Service or the appropriate state authorities. The Company (a) has not assumed and is not liable for any federal, state or other income tax liability of any other Person, including any predecessor corporation, as a result of any purchase of assets or other business acquisition transaction and (b) has not indemnified any other Person or otherwise agreed to pay on behalf of any other Person tax liability growing out of or which may be asserted on the basis of any tax treatment adopted with respect to all or any aspect of such a business acquisition transaction. The charges, accruals and reserves, if any, on the books of the Company in respect of federal, state and local corporate franchise and income taxes for all fiscal periods to date are adequate in accordance with generally accepted accounting principles, and the Company does not know of any additional unpaid assessments for such periods or of any basis therefor. There are no applicable taxes, fees or other governmental charges payable by the Company in connection with the execution and delivery of this Securities Exchange Agreement or the offer, issuance, sale and delivery of the Notes.

2.18 Holding Company Act; Investment Company Act.

(a) The Company is not, and the ownership of its properties by the Company does not cause it to be, (i) a public utility company or a holding company, or a subsidiary company of a holding company, or an affiliate of a holding company or of a subsidiary company of a holding company, as such terms are defined in the Public Utility Holding Company Act of 1935, as amended or (ii) a public utility within the meaning of the Federal Power Act, as amended.

(b) The Company is not an investment
company or an affiliated person of an investment company or a company controlled by an investment company, as such terms are defined in the Investment Company Act of 1940, as amended, that is subject to registration and regulation under such act. The Company is not an investment adviser or an affiliated person of an investment adviser as such terms are defined in the Investment Advisers Act of 1940, as amended.

2.19 No Margin Regulation Violation. None of the transactions contemplated by this Securities Exchange Agreement (including, without limitation, the direct or indirect use of the proceeds from the sale of the Notes) will violate or result in a violation of Section 7 of the Exchange Act or any regulations issued pursuant thereto, including, without limitation, Regulation T (12 C.F.R., Part 220), as amended, Regulation U (12 C.F.R., Part 221), as amended and Regulation X (12 C.F.R., Part 224), as amended, of the Board of Governors of the Federal Reserve System, or will require you to obtain a statement in conformity with the requirements of Federal Reserve Form FR G-3 or to register on Federal Reserve Form FR G-1 under such regulations. The proceeds from the sale of the Notes by the Company will not be used to purchase or carry any margin securities within the meaning of such regulations.

2.20 Compliance with Environmental Laws.  The
Company is, and will continue to be in full compliance in all material respects with all applicable Environmental Laws, regulations and ordinances governing its business, products, properties or assets with respect to all Hazardous Materials.

2.21 Labor Relations. The Company is not engaged in any unfair labor practice which could have a Material Adverse
Effect. There is (a) no unfair labor practice complaint pending or, to the best knowledge of the Company, threatened against the Company before the National Labor Relations Board or any court or labor board, and no grievance or arbitration proceedings arising out of or under collective bargaining agreements is so pending or, to the best knowledge of the Company, threatened; (b) no strike, labor dispute, slowdown or stoppage pending or, to the best knowledge of the Company, threatened against the Company; and (c) to the best of the Company's knowledge, no union representation question existing with respect to the employees of the Company and no union organizing activities are taking place with respect to any thereof. The Company is not a party to any collective bargaining agreement.

2.22 Insurance. The Company has obtained insurance, with respect to its properties and businesses, with financially sound insurers of nationally recognized stature and responsibility, of such a nature, with such terms and in such amounts as a reasonably prudent person would maintain with respect to similar properties and a similar business and which otherwise satisfies the requirements of 8.14 hereof.

2.23 Offerees. Neither the Company nor any other Person authorized by the Company to act as an agent, broker, dealer or otherwise in connection with the offering or sale of the Notes has, either directly or through any agent, offered any of the Notes or any similar securities for sale to, or solicited any offers to buy any thereof from, or otherwise approached or negotiated in respect thereof with, any Person or Persons other than you and not more than 16 other Institutional Investors. The Company agrees that neither it, nor any agent on behalf of it, will sell or offer any of the Notes or any similar securities to, or solicit offers to buy any thereof from, or otherwise approach or negotiate in respect thereof with, any other Person or Persons whomsoever, or take any other action, so as to bring the issuance and sale of any of the Notes within the provisions of Section 5 of the Securities Act or the provisions of any state securities law requiring registration of securities, notification of the issuance and sale thereof or confirmation of the availability of any exemption from registration thereof.

2.24 Other Names.  Except as specified on Item 2.24 of
Schedule II, the businesses conducted by the Company prior to the date hereof have not been conducted under any corporate, trade or fictitious name.

2.25 Investments. The Company has no Investment in any Person and is not engaged in any joint venture or partnership with any other Person.

2.26 Broker's or Finder's Commissions. No broker's or finder's placement fee or commission will be payable by the Company with respect to the issuance, sale and delivery of the Notes or any of the transactions contemplated hereby.

2.27 Full Disclosure.  Neither this Securities Exchange
Agreement or any report or financial statement referred to in 10.1 hereof, nor any certificate, report or other written statement delivered to you by or on behalf of the Company in connection with the negotiation of this Securities Exchange Agreement or the transactions contemplated hereby or the sale of the Notes, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which such statements were made. There is no fact known to the Company
(other than general economic, environmental, horticultural and weather conditions known to the public generally) that has not been disclosed to you in writing that (a) could reasonably be expected to have a Material Adverse Effect or (b) adversely affects in any material respect or could reasonably be expected to adversely affect in any material respect the ability of the Company to perform its obligations under this Securities Exchange Agreement.

SECTION 3.  REPRESENTATIONS OF THE PURCHASER.

3.1 Investment Intent, etc.  This Securities Exchange
Agreement is made with you in reliance upon the following representations to the Company, which by your acceptance hereof you confirm:

(a) You are purchasing the Notes for your own account for investment and not with a view to or for sale in connection with any distribution thereof; provided that the disposition of your property shall be at all times within your own control, and that your right to sell or otherwise dispose of all or any part of the Notes purchased or acquired by you pursuant to an effective registration statement under the Securities Act or under an exemption from such registration available under the Securities Act (including but not limited to the exemption provided by Rule 144A of the SEC thereunder) and in accordance with any applicable state securities law shall not be prejudiced.

(b) You are an accredited investor as defined in Rule 501 under the Securities Act.

SECTION 4.  CONDITIONS OF OBLIGATION TO PURCHASE
NOTES.

Your obligation to purchase and pay for the Notes to be purchased by you hereunder on the Closing Date shall be subject to the satisfaction, prior to or concurrently with such purchase and payment, of the following conditions:

4.1 Opinion of Special Counsel. You shall have received from Orrick, Herrington & Sutcliffe LLP, your special counsel, such assurances as you may request with respect to the Notes to be purchased by you hereunder and the transactions contemplated hereby.

4.2 Opinions of Counsel for the Company. You shall have received from Evers & Hendrickson, LLP, counsel for the Company, an opinion, dated the Closing Date, in form and substance satisfactory to you and your special counsel, to the effect set forth in Schedule III hereto. The Company hereby instructs such counsel to prepare and deliver such opinion to you pursuant to this 4.2.

4.3 Performance of Obligations. The Company shall have performed all of its obligations to be performed hereunder prior to or on the Closing Date, and you shall have received an Officer's Certificate of the Company, dated the Closing Date, to such effect.

4.4 Representations True. The representations and warranties of the Company contained herein shall be true on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date, except for changes contemplated by the terms hereof occurring in the ordinary course of business between the date hereof and the Closing Date. You shall have received an Officer's Certificate of the Company, dated the Closing Date, to the effect of the foregoing.

4.5 Certificate of Company. You shall have received a certificate from the Company, dated the Closing Date and in form and substance satisfactory to you, certifying (i) that attached thereto are true, correct and complete copies of (A) its Articles of Incorporation, by-laws and any amendments thereto and (B) the resolutions of its Board authorizing the issuance and sale of the Notes, and (ii) the incumbency, specimen signatures and corporate authority of those officers executing such agreements and instruments and other instruments contemplated therein.

4.6 Private Placement Number.  The CUSIP Service
Bureau of Standard & Poor's Ratings Group shall have assigned private placement numbers to the Notes and evidence thereof shall have been delivered to you and your special counsel.

4.7 Fees and Disbursements of Your Special Counsel.
Your special counsel shall have received payment of any invoice rendered for its reasonable fees and disbursements posted through the date of such invoice (with the understanding that a supplemental statement for fees and disbursements subsequently posted is to be rendered at a later date) in connection with its representation of you.

4.8 Legality. The Notes shall qualify as a legal investment for you under all applicable laws (without resort to any so-called basket clause of any such law) and your purchase thereof shall not cause you to be subject to any onerous or burdensome legal requirement or penalty.

4.9 Consents and Approvals. The Company shall have delivered to the Purchaser an Officer's Certificate, dated the Closing Date, certifying that any necessary consents, waivers, approvals, authorizations, registrations, filings and notifications of the character referred to in 2.5 hereof have been obtained or made and are in full force and effect.

4.10 No Material Adverse Change. There shall have been no material adverse change in the financial condition, business, earnings, properties, or operations of the Company since
September 30, 1999, and you shall have received an Officer's
Certificate of the Company, dated the Closing Date and in form and substance satisfactory to you, to such effect.

4.11 Notes. The Company shall have executed and delivered Notes registered in your name or such nominee as shall be indicated on Schedule I hereto.

4.12 Insurance. The Company shall have furnished to you (a) a certificate of an insurance broker, effective through the Closing Date, which certificate shall be satisfactory in substance to you and your special counsel, and shall certify that the Company is in compliance with the requirements of 8.14 hereto, and (b) copies of all applicable policies, endorsements and riders.

4.13 Proceedings, Instruments, etc. All proceedings and actions taken on or prior to the Closing Date in connection with the transactions contemplated by this Securities Exchange Agreement and all instruments incident thereto shall be in form and substance satisfactory to you and your special counsel, and you and your special counsel shall have received copies of all documents that you or they may request in connection with such proceedings, actions and transactions (including, without limitation, copies of court documents, certifications and evidence of the correctness of the representations and warranties contained herein and certifications and evidence of the compliance with the terms and the fulfillment of the conditions of this Securities Exchange Agreement, in form and substance satisfactory to you and your special counsel).

SECTION 5.  NOTE PAYMENTS.

5.1 Required Amortizing Payments. The Company shall on March 15 and September 15 of each year, commencing on September 15, 2000 (each such date, a Note Payment Date) make the payments of principal and interest on the Notes as set forth in, and subject to the terms and conditions of, the Notes.

5.2 Optional Prepayments with Premium.

(a) Upon the terms and subject to the conditions hereinafter set forth and in the Notes, the Company, at its option, upon notice as provided in 5.2(c) hereof, may prepay the outstanding principal amount of the Notes on any Note Payment
Date occurring on or after March 15, 2001, either in whole or from time to time in any part (but, if in part, then in partial payments of not less than $100,000), at a prepayment price equal to the sum of
(i) the aggregate principal amount of the Notes so to be prepaid, together with interest accrued on such principal amount to the date fixed for prepayment, and (ii) the Note Make-Whole Amount for such principal amount (as defined below) (the Optional Note
Prepayment Price).

(b) The Note Make-Whole Amount for any
principal amount shall equal the net present value (if positive) of the payment stream equal to the difference between (i) each payment of principal and interest the Purchaser would have received on account of such principal amount at the interest rate set forth in the Notes and (ii) each corresponding payment of principal and interest the Purchaser would have received on account of such principal amount at a rate equal to the rate then being paid on United States Treasury Notes with maturities equal to the Weighted Average Life to Maturity of the remaining aggregate principal amount of Notes at the time of prepayment (the Note Treasury Rate), discounted at the Note Treasury Rate; provided, however, that in no event shall the Note Make-Whole Amount be less than zero.

(c) Notice of any prepayment of Notes pursuant to this Section 6 shall be given to each holder of the Notes not less than thirty (30) nor more than sixty (60) days before the date fixed for prepayment (the Optional Note Prepayment Date) and shall be accompanied by an Officer's Certificate of the Company certifying as to: (i) the Optional Note Prepayment Date, (ii) the aggregate principal amount of the Notes to be prepaid on such Optional Note Prepayment Date, (iii) the principal amount of each Note held by such holder to be prepaid on such Optional Note Prepayment Date,
(iv) the Optional Note Prepayment Price to be paid in respect of each Note held by such holder on such Optional Note Prepayment
Date and (v) the amount of accrued interest to be paid to such holder on such Optional Note Prepayment Date. Any notice of prepayment pursuant to this 5.2(c) having been so given, the aggregate Optional Note Prepayment Price payable in respect of the aggregate principal amount of Notes specified in such notice shall become due and payable on such Optional Note Prepayment Date.

(d) The aggregate principal amount of any partial prepayment of Notes pursuant to this Section 6 shall be allocated among the holders of the Notes to be prepaid in proportion, as nearly as practicable, to the respective unpaid principal amounts of Notes then held thereby, with adjustments, to the extent practicable, to compensate for any prior prepayments not made in exactly such proportion.

5.3 Restrictions on Prepayment. Except as otherwise provided in this Section 6, there shall be no prepayment, in whole or in part, of the principal of all or any of the Notes. The Company waives any right to prepay the Notes except under the terms and conditions as set forth in this Section 5 and agrees that if the Notes are prepaid, the Company shall pay the Note Make-Whole Amount
(to the extent required by the terms hereof). The Company hereby acknowledges that (a) the inclusion of this waiver of prepayment rights and agreement to pay the Note Make-Whole Amount upon prepayment of the Notes was separately negotiated with the Purchaser, (b) the economic value of the various elements of this waiver and agreement was discussed between the Company and the Purchaser, (c) the consideration given by the Purchaser for the Notes was adjusted to reflect the specific waiver and agreement negotiated between the Company and the Purchaser and contained herein and (d) this waiver is intended to comply with California
Civil Code  2954.10.

						The Company's Initials

5.4 Application of Payments. Each payment on a Note shall be applied, first, to the payment of accrued interest on such Note to the date of such payment, second, to the payment of any principal of and premium, if any, on such Note then due thereunder, and third, to the payment of the installments of principal of and premium, if any, on such Note remaining unpaid in the inverse order of the maturity thereof.

5.5 Method of Payment. The principal of, premium, if any, and interest on each Note shall be payable to each Note holder by wire transfer of such amount in immediately available funds to the banking institution with bank wire transfer facilities designated in such notice for the account of such Note holder, with telephonic and/or written confirmation of such transfer, to the extent specified by such Note holder. All amounts payable with respect to any Notes held by a Purchaser or its nominee (without the necessity for any presentation or surrender thereof or any notation of such payment thereon) shall be paid in immediately available funds by 12:00 p.m., Boston time, on the date payment is due in the manner and at the address for such purpose specified below the Purchaser's name in Schedule I to this Securities Exchange Agreement, or at any other address as the Purchaser may from time to time direct in writing.

5.6 No Set-off or Counterclaim. Each Note holder shall be entitled to the principal of and premium, if any, and interest on such Note free from all equities or rights of set-off or counterclaims of the Company or any prior Note holder and all Persons may act accordingly. The receipt by such Note holder of any payment of principal, premium or interest shall be a good discharge to the Company for the same, and the Company shall not be bound to inquire into the title of any such Note holder.

5.7 Taxes.

(a) The Company shall make any and all
payments hereunder or under the Notes free and clear of, and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, duties, fees, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of any Note holder, net income and franchise taxes imposed on it by any jurisdiction (all such non-excluded taxes, levies, imposts, duties, fees, deductions, charges, withholdings and liabilities being hereinafter referred to as Taxes). The Company understands that the transactions contemplated by this Securities Exchange Agreement are not the Purchaser's only connections with the State of California. If the Company shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Note holder, (i) the sum payable shall be increased to the extent necessary so that after making all required deductions (including deductions applicable to additional sums payable under this 5.7) such Note holder receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Company shall make such deductions and (iii) the Company shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

(b) In addition, the Company agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or under the Notes or from the execution or delivery or otherwise with respect to this Securities Exchange Agreement or the Notes (hereinafter referred to as Other Taxes).

(c) The Company shall indemnify each Note holder for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this 5.7) paid by any Note holder or any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted.
This indemnification shall be made within thirty (30) days from the date such Note holder makes written demand therefor. Each Note holder shall send to the Company copies of any notices it receives regarding Taxes and Other Taxes promptly upon receipt, provided that any failure to send any such copies shall not affect any Note holder's rights to indemnification hereunder.

(d) Within thirty (30) days after the date of any payment of Taxes by the Company, the Company shall furnish to the Note holders the original or a certified copy of a receipt evidencing payment thereof. The Company shall compensate each Note holder for all reasonable losses and expenses sustained by such Note holder as a result of any failure by the Company so to furnish such copy of such receipt.

(e) The agreements and obligations of the Company contained in this 5.7 shall survive the payment of the Notes and the termination of this Securities Exchange Agreement.

5.8 Acquisition of Notes. The Company shall not, and shall not permit any Subsidiary or Affiliate to, purchase, prepay, redeem or otherwise acquire any Note except (a) as expressly permitted by the terms hereof and of such Note or (b) pursuant to an offer that is offered to all holders of Notes, as applicable, on a pro rata basis.

SECTION 6.  REGISTRATION, EXCHANGE AND REPLACEMENT OF NOTES.

6.1 Registration. The Notes issued on the Closing Date shall be registered notes. The Company shall keep, at its office required to be maintained pursuant to 12.1 hereof, books for the registration and registration of transfer of Notes. Prior to presentation of any Note for registration of transfer, the Company shall treat the Person in whose name such Note is registered as the owner and holder of such Note for all purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary.

6.2 Exchange. Any Note holder, at its option, may in person or by duly authorized attorney surrender the same for exchange at the office maintained pursuant to 12.1 hereof, and promptly thereafter and at the expense of the Company, except as provided below, receive in exchange therefor one or more new
Notes, each in the denomination requested by such holder, dated the date to which interest shall have been paid on the Note so surrendered or, if no interest shall have yet been so paid, dated the date of the Note so surrendered and registered in the name of such Person or Persons as shall have been designated in writing by such holder or its attorney for the same principal amount as the then unpaid principal amount of the Note so surrendered. Subject to
5.7 hereof, the Company may require payment of a sum sufficient to cover any stamp or other tax or governmental charge imposed in respect of any transfer involved in such exchange.

6.3 Replacement. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note and (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it; provided that if the holder of such Note is the original Purchaser listed on Schedule I hereto of the Notes or any Affiliate or nominee thereof or any Institutional Investor or any nominee thereof, its own unsecured agreement of indemnity shall be deemed to be satisfactory; or (b) in the case of mutilation, upon surrender thereof, the Company, at its expense, shall execute and deliver in lieu thereof a new Note executed in the same manner as the Note being replaced, in the same principal amount as the unpaid principal amount of such Note and dated the date to which interest shall have been paid on such Note or, if no interest shall have yet been so paid, dated the date of such Note.

6.4 Effect of Transfer or Exchange. All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company evidencing the same obligations as the Notes surrendered upon such registration of transfer or exchange.

SECTION 7.  DEFAULTS AND REMEDIES.

7.1 Events of Default; Acceleration of Notes. Each of the following conditions or events shall be deemed an Event of Default hereunder:

(a) the Company shall fail to make any payment or prepayment of principal of or premium or interest on any Note when the same becomes due and payable, whether at maturity, at a date fixed for prepayment, upon acceleration or otherwise; or

(b) any representation or warranty of the Company contained in this Securities Exchange Agreement or in any agreement, instrument, certificate, statement or other writing furnished in connection herewith or pursuant hereto shall prove to have been false or inaccurate in any material respect on the date as of which such representation or warranty was made; or

(c) the Company shall default in the due and punctual performance of or compliance with any covenant, condition or agreement to be performed or observed by it under this Securities Exchange Agreement; or

(d) any of the insurance policies required pursuant to 8.14 shall lapse or expire without being replaced by other insurance policies that comply with 8.14 prior to such lapse or expiration; or

(e) a final judgment or judgments entered by a court of competent jurisdiction for the payment of money in excess of $500,000 in the aggregate shall be rendered against the Company and shall remain in force undischarged and unstayed for a period of more than thirty (30) days; or

(f) the Company shall (i) commence a voluntary case under any chapter of the Federal Bankruptcy Code (11 U.S.C.
 101, et seq., as amended) as now or hereafter in effect, or shall consent to (or fail to controvert in a timely manner) the commencement of an involuntary case against the Company under said Code; (ii) institute proceedings for liquidation, rehabilitation, readjustment or composition (or for any related or similar purpose) under any law (other than the Federal Bankruptcy Code as now or hereafter in effect) relating to financially distressed debtors, their creditors or property, or shall consent to (or fail to controvert in a timely manner) the institution of any such proceedings against the Company; (iii) make an assignment for the benefit of creditors or enter into any arrangement for the adjustment or composition of debts or claims; (iv) apply for or consent to the appointment of, or the taking possession by, a receiver, liquidator, assignee, trustee, custodian or sequestrator (or other similar official) of itself or any of its property; or (v) take corporate action for the purpose or with the effect of authorizing, acknowledging or confirming the taking or existence of any action or condition specified in clause (i), (ii), (iii) or (iv) above; or

(g) the Company shall be insolvent (within the meaning of any applicable law), or shall be unable, or shall admit in writing its inability, to pay its debts as they become due, or take corporate action for the purpose or with the effect of authorizing or confirming the taking or existence of any action or condition specified in this 7.1; or

(h) a court or other governmental authority or agency having jurisdiction in the premises shall enter a decree or order (i) for the appointment of a receiver, liquidator, assignee, trustee, custodian or sequestrator (or other similar official) of the Company of any part of its property, or for the winding-up or liquidation of its affairs, and such decree or order shall remain in force undischarged and unstayed for a period of more than thirty
(30) days or (ii) for the sequestration or attachment of any material part of the property of the Company without its unconditional return to the possession of the Company or its unconditional release from such sequestration or attachment within thirty (30) days thereafter; or

(i) a court having jurisdiction in the premises shall enter an order for relief in any involuntary case commenced against the Company under the Federal Bankruptcy Code as now or hereafter in effect, and such order shall remain in force undischarged and unstayed for a period of more than thirty (30) days; or


(j) a court or other governmental authority or agency having jurisdiction in the premises shall enter a decree or order approving or acknowledging as properly filed or commenced against the Company a petition or proceedings for liquidation, rehabilitation, readjustment or composition (or for any related or similar purpose) under any law (other than the Federal Bankruptcy
Code as now or hereafter in effect) relating to financially distressed debtors, their creditors or property, and such petition or proceedings shall not be dismissed within thirty (30) days of the date of filing or commencement; or
(k) the Federal Trade Commission or any other federal or state governmental authority shall impose sanctions or other penalties on the Company for fraud or any other unlawful business practice; or

(l) (i) any Pension Plan (other than a
Multiemployer Plan) shall incur an accumulated funding deficiency (within the meaning of Section 412 of the Code) with respect to any plan year; or (ii) any waiver shall be sought or granted under Section 412(d) of the Code; or (iii) any Pension Plan shall be, have been or be likely to be terminated or the subject of termination proceedings under ERISA unless terminated in accordance with law without incurring an obligation to contribute funds to make the pension plan's assets sufficient to cover its benefit liabilities upon its termination; or (iv) the Company or any ERISA Affiliate shall incur or be likely to incur a liability to or on account of a Pension Plan under Section 4062, 4063, 4064 or 4201 of
ERISA or any comparable provision of applicable foreign law, and there shall result from one or more of the events set forth in the foregoing clauses (i) through (iv) either a liability or a material risk of incurring a liability to the PBGC, any foreign governmental entity or a Pension Plan, which, in the opinion of the holders of 51% of the aggregate outstanding principal amount of the Notes, could have a Material Adverse Effect; or

(m) the holder of any Indebtedness of at least
$100,000 of the Company accelerates the date for payment of such Indebtedness.

7.2 Remedies of Note Holders Upon an Event of
Default.

(a) Upon the occurrence and continuance of any of the Events of Default set forth in subsections (f) through (j), inclusive, of 7.1, the Notes shall automatically mature and become due and payable, together with interest accrued thereon, plus any premium, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived.

(b) Upon the occurrence of any other Event of Default hereunder, holders of at least 51% of the outstanding principal balance of the Notes may, at their option and subject to the subordination provisions of the Notes, by written notice or notices to the Company, declare all of the Notes to be due and payable, whereupon the same shall mature and become due and payable, together with interest accrued thereon, plus any premium, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived. If the maturity of the Notes shall be accelerated under this Section 7, there shall become due and payable (and the Company shall pay), as compensation to the holders of the Notes for the loss of their investment opportunity and not as a penalty, an additional amount equal to the Note Make-
Whole Amount.  A final determination of the Note Make-Whole
Amount payable on a prepayment pursuant to any acceleration of the Notes pursuant to this Section 7 shall be made by the Note holders as of the date of any prepayment. The Company hereby acknowledges that (1) its agreement to pay the Note Make-Whole
Amount if the Notes are accelerated under this Section 7 was separately negotiated with the Purchaser, (2) the economic value of the various elements of this waiver and agreement was discussed between the Company and the Purchaser, (3) the consideration given by the Purchaser for the Notes was adjusted to reflect the specific waiver and agreement negotiated between the Company and the Purchaser and contained herein and (4) this waiver is intended to comply with California Civil Code 2954.10.

					   The Company's Initials

(c) The holder of any Note then outstanding may, subject to the subordination provisions of the Notes, exercise any right, power or remedy permitted to it by law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or agreement contained in this Securities Exchange Agreement or in such Note, or for an injunction against a violation of any of the terms of this Securities Exchange Agreement or in such Note, or may proceed to enforce payment of such Note or to enforce any other legal or equitable right of the holder of such Note. No remedy herein conferred upon any holder of a Note is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in equity, by statute or otherwise. No course of dealing on the part of any holder of any Note, or any delay or failure on the part of any holder of any Note to exercise any right or power, shall operate as a waiver of such right or power or otherwise prejudice the rights, powers and remedies of such holder or of any other holder. No failure to insist upon strict compliance with any covenant, term, condition or other provision of this Securities Exchange Agreement or the Notes shall constitute a waiver by any holder of any of the Notes of any such covenant, term, condition or other provision or of any Default or Event of Default in connection therewith. To the extent effective under applicable law, the Company hereby agrees to waive, and does hereby absolutely and irrevocably waive and relinquish, the benefit and advantage of any valuation, stay, appraisement, extension or redemption laws now existing or that may hereafter exist that, but for this provision, might be applicable to any sale made under any judgment, order or decree of any court, or otherwise, based on the Notes or on any claim for interest on the Notes. If an Event of Default shall occur, the Company will pay to the holders of the Notes, to the extent not prohibited by applicable law, such further amount as shall be sufficient to cover the reasonable costs and expenses of collection, including, without limitation, reasonable attorneys' fees and expenses.

(d) The Indebtedness of the Company under the Notes shall be subordinated and junior in right of payment, to the extent and in the manner set forth in the Notes, to all Senior Debt of the Company. The term Senior Debt shall mean the principal of, premium, if any, and interest on any present or future Indebtedness of the Company that is not, by the express terms of the instrument that evidences the Indebtedness or any related agreement, subordinated in right of payment to any other Indebtedness of the Company.

7.3 Rescission of Acceleration. If (a) the outstanding principal amount of the Notes shall have become immediately due and payable, (b) no judgment or decree for any amounts so becoming due and payable shall have been entered, (c) all amounts of principal, premium, if any, and interest that shall have become due and payable in respect of all of the Notes otherwise than pursuant to any acceleration shall have been paid in full, including interest on all overdue principal, premium, if any, and interest at the applicable rate or rates provided for in the Notes, (d) the Note holders shall have been paid an amount sufficient to cover all costs and expenses of collection incurred by or on behalf of the Note holders (including, without limitation, reasonable counsel fees and expenses) and (e) every other Event of Default shall have been remedied or waived to the satisfaction of the Note holders, then the Note holders may, with the written consent of the holders of 66?% of the aggregate outstanding principal amount of the Notes, by written notice or notices to the Company, rescind and annul any acceleration of the Notes and its consequences, but no such rescission and annulment shall extend to or affect any subsequent Default or Event of Default or impair any right consequent thereon, or shall require any Note holder to repay any interest, principal or premium actually paid as a result of such acceleration.

7.4 Remedies. With respect to any material misrepresentation or breach of warranty or covenant made by the Company in this Securities Exchange Agreement, the holder of any Note may exercise any right, power or remedy permitted to it by law, either by suit, in equity or by action at law or both, whether for specific performance of any covenant or agreement contained in this Securities Exchange Agreement, or for an injunction against a violation of any of the terms of this Securities Exchange
Agreement, or in aid of the exercise of any power granted in this Securities Exchange Agreement, or may proceed to enforce any other legal or equitable right of the holder of such Note. No remedy herein conferred upon any holder of a Note is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in equity, by statute or otherwise. No course of dealing on the part of any holder of a Note, or any delay or failure on the part of any such holder to exercise any right or power, shall operate as a waiver of such right or power or otherwise prejudice the rights, powers and remedies of such holder or of any other holder. No failure to insist upon strict compliance with any covenant, term, condition or other provision of this Securities Exchange Agreement shall constitute a waiver by any holder of a Note of any such covenant, term, condition or other provision or of any default in connection therewith. To the extent effective under applicable law, the Company hereby agrees to waive, and does hereby absolutely and irrevocably waive and relinquish, the benefit and advantage of any valuation, stay, appraisement, extension or redemption laws now existing or that may hereafter exist that, but for this provision, might be applicable to any sale made under any judgment, order or decree of any court, or otherwise.

7.5 Remedies Cumulative. Each and every right, power and remedy herein specifically given to the Note holders shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute or otherwise, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Note holders, and the exercise or the beginning of the exercise of any right, power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by the Note holders in the exercise of any right, power or remedy or in the pursuance of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of the Company or to be an acquiescence therein.

7.6 Costs and Expenses, Attorneys Fees, etc. of the Note holders. The Company shall pay all reasonable costs, fees and expenses of the Note holders, their agents and counsel in connection with the enforcement of their rights hereunder and under the Notes. The Company shall pay to the Note holders on demand any reasonable costs and expenses, including reasonable attorneys fees and expenses, but excluding any costs attributable to in-house counsel or any overhead costs, paid or incurred by the Note holders in connection with the collection of any amount payable by the Company to the Note holders hereunder, whether or not any legal proceeding is commenced hereunder and whether or not any Default or Event of Default shall have occurred and is continuing, together with interest thereon at the higher applicable rate on the Notes plus one percent from the date of payment or incurring by the Note holders until paid by the Company.

7.7 No Waiver, etc. No failure by any Note holder to insist upon the strict performance of any term hereof or under the Notes, or to exercise any right, power or remedy consequent upon a breach hereof or thereof, shall constitute a waiver of any such term or of any such breach. No waiver of any breach shall affect or alter this Securities Exchange Agreement, which shall continue in full force and effect with respect to any other then existing or subsequent breach. No waiver by any Note holder of any Default or Event of Default shall be deemed to be a waiver of any other or similar, previous or subsequent Default or Event of Default. By accepting payment of any amount after its due date, the Note holders shall not be deemed to waive their right either to require prompt payment when due of all other amounts payable hereunder or to declare a default for failure to effect such prompt payment.

SECTION 8.  CERTAIN COVENANTS OF THE COMPANY.

The Company covenants and agrees for the benefit of each holder of Notes that so long as any of the Notes shall remain outstanding:

8.1 Maintenance of Office. The Company shall maintain at the office located at the address for notices to the Company provided in 12.1 hereof an office where notices, presentations and demands in respect of this Securities Exchange Agreement and the Notes may be given to and made upon the Company; provided that the Company may, upon fifteen (15)
Business Days prior written notice to the holders of the Notes, move such office to any other location within the continental boundaries of the United States. The Company hereby agrees that it shall pay, and shall save any holder of a Note issued by it harmless against liability for, any stamp or other tax or governmental charge imposed in respect of any transfer of the Note resulting from such change in office; and said obligation of the Company shall survive the payment of the Notes and the termination of this Securities Exchange Agreement.

8.2 Corporate Existence.  Each of the Company and the
Subsidiaries shall take and fulfill, or cause to be taken and fulfilled, all actions and conditions necessary to preserve and keep in full force and effect its existence, rights and privileges as a corporation, shall not liquidate or dissolve and shall take and fulfill, or cause to be taken and fulfilled, all actions and conditions necessary to qualify, and to preserve and keep in full force and effect its qualification to do business as a foreign corporation in the jurisdictions in which the failure to so qualify would have a Material Adverse Effect.

8.3 General Maintenance of Properties and Business, etc.

(a) Each of the Company and the Subsidiaries shall:

(i) maintain its property in good condition, subject to wear and tear in the ordinary course of business, and make all reasonable and necessary renewals, replacements, additions, betterments and improvements thereof and thereto, so that the business carried on in connection therewith may be conducted properly at all times;

(ii) keep proper books of record and accounts in which entries shall be made of its business transactions in accordance with and to the extent required by generally accepted accounting principles; and

(iii) set aside on its books from its earnings for each Fiscal Year, in amounts deemed adequate in the reasonable opinion of the Company, as the case may be, all proper accruals and reserves that, in accordance with generally accepted accounting principles, should be set aside from such earnings in connection with its business, including reserves for depreciation, obsolescence and/or amortization, third party insurance payment and claims and accruals for taxes based on or measured by income or profits and for all other taxes.

(b) Neither the Company nor any Subsidiary shall engage in any material line of business other than the lines of business in which the Company and its Subsidiaries are engaged on the Closing Date as generally described in 2.6 or in related extensions of such lines of business.

8.4 Inspection. The Company shall permit, and shall cause each of the Subsidiaries to permit, any holder of at least 15% of the outstanding principal balance of the Notes (any such Person, a Qualified Holder), by its representatives, agents or attorneys,
(a) to examine all of its books of account, records, reports and other papers, (b) to make copies and take extracts from any thereof, (c) to discuss its affairs, finances and accounts with its officers and independent certified public accountants (and by this provision the Company hereby authorizes said accountants to discuss with any such holder the finances and accounts of the Company and the Subsidiaries) and (d) to visit and inspect, at reasonable times, upon reasonable prior notice, the properties of each of the Company and the Subsidiaries, in each case to the extent permitted by applicable federal and state law. Each such inspection shall be at the expense of the Person making the inspection; provided that (i) each Qualified Holder shall be entitled to have its expenses of one such inspection during each Fiscal Year paid or reimbursed by the Company and (ii) for so long as the Company is not in compliance with any of its covenants or agreements specified herein, in the Notes or the Articles of Incorporation, each Qualified Holder shall be entitled to have its expenses of any additional inspections paid or reimbursed by the Company. For purposes of the foregoing proviso, no visit or inspection by any representative, agent or designee of any Qualified Holder attending any meeting of the Board as a member of the Board at or around the time of such meeting of the Board shall be deemed to constitute an inspection for the purposes of this 8.4. Notwithstanding the foregoing sentence, it is understood and agreed by the Company that all expenses in connection with any such inspection incurred by the Company or any Subsidiary, any officers and employees thereof and the attorneys and independent certified public accountants therefor shall be expenses payable by the Company and shall not be expenses of the Person making any inspection. Any information acquired in the course of any such inspection shall not be used in violation of any securities laws.

8.5 Compliance with Law, etc. Neither the Company nor any Subsidiary shall (a) violate any laws, ordinances or governmental rules or regulations to which it is or may become subject, the violation of which is reasonably likely, in the aggregate, to have a Material Adverse Effect, or (b) fail to obtain or maintain any patents, trademarks, service marks, trade names, copyrights, design patents, licenses, permits, franchises or other governmental authorizations necessary to the ownership of its property or to the conduct of its business, except where the failure so to obtain or maintain the foregoing, either individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect. The
Company shall use and operate its properties for lawful purposes in full compliance in all material respects with all laws and ordinances and all governmental rules and regulations to which it is subject.

8.6 Payment of Taxes and Claims. The Company shall pay and discharge promptly when due prior to delinquency, all taxes, assessments, levies and charges imposed by any public or quasi-public authority or utility company upon the Company, its income or profits or any of its properties; provided that none of the foregoing need be paid while the same is being contested in good faith by appropriate proceedings diligently conducted. The
Company shall not be a party to or bound by or obligated under any tax sharing or similar agreement.

8.7 ERISA.

(a) The Company and the ERISA Affiliates each shall take all actions and fulfill all conditions necessary to maintain any and all Plans in substantial compliance with applicable requirements of ERISA, the Code and applicable foreign law until such Plans are terminated, and the liabilities thereof discharged, in accordance with applicable law.

(b) No Pension Plan shall have any
accumulated funding deficiency (within the meaning of Section 412 of the Code), which deficiency could have a Material
Adverse Effect.

8.8 Transactions with Affiliates.  Except as specified in
Item 8.8 of Schedule II, neither the Company nor any of the Subsidiaries shall enter into any transaction (including, without limitation, the purchase, sale or exchange of property, the rendering of any services or the payment of management fees) with any Affiliate except in the ordinary course of, and pursuant to the reasonable requirements of, its business, and in good faith and upon terms that are commercially reasonable to the Company, directly or indirectly, and that are no less favorable to the Company, directly or indirectly, than it would obtain in a comparable arm's-length transaction with a Person other than an Affiliate.

8.9 Merger or Consolidation. The Company shall not, and shall not permit any of its Subsidiaries to, merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it unless (a) the Company is the surviving entity or (b) the surviving entity assumes all obligations of the Company hereunder and under the Notes.

8.10 Indemnification.

(a) Except as provided in subsection (c) below, the Company shall defend, protect, indemnify and hold harmless you, your directors, officers, employees, attorneys and agents and each Person, if any, who controls you within the meaning of the Securities Act or the Exchange Act (any and all of whom are referred to as the Indemnified Party) against, and shall protect, save and hold harmless each Indemnified Party from and against, any and all claims, demands, loss, damage, liability (joint or several), expense or cost (including all legal fees or other expenses incurred by any Indemnified Party in connection with the preparation for or defense of any pending or threatened claim, action or proceeding, whether or not resulting in any liability) imposed on, incurred by or asserted against such Indemnified Party (whether or not such Indemnified Party is a party thereto) under any applicable federal or state law or otherwise caused by or arising out of, or allegedly caused by or arising out of this Securities Exchange Agreement and any amendments, modifications, consents or supplements hereto or any transaction contemplated hereby, other than losses, claims, damages or liabilities resulting from any misrepresentation made by you in Section 3 hereof, subject to subsection (c) below.

(b) The matters covered by the indemnification provided for in subsection (a) above shall include, without limitation, any claim or penalty arising from (i) violations of laws, or in tort (by application of the doctrine of strict liability or otherwise), (ii) the negligence of any Indemnified Party, (iii) latent or other defects, whether or not discoverable by such Indemnified Party, the Company or any other Person, (iv) loss of or damage to any property or the environment, (v) death of or injury to any person and (vi) any claim for patent, trademark or copyright infringement. In addition, each Indemnified Party shall be entitled to indemnity hereunder whether such indemnity arises because of an act or omission by such Indemnified Party or otherwise, whether or not the claims giving rise to indemnity hereunder are also indemnified against by any other Person under any other document, and whether or not the transactions contemplated hereby are consummated.

(c) Notwithstanding any of the indemnities set forth above, the Company shall not indemnify any Indemnified
Party for any loss, damage, liability, cost or expense (i) arising from the bad faith, willful misconduct or gross negligence of such Indemnified Party or (ii) resulting from any untrue statement of a material fact contained in a registration statement, prospectus, preliminary prospectus or any amendment or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent that such untrue statement or omission is contained in any information or affidavit furnished in writing by an Indemnified
Party.

(d) Promptly after receipt by an Indemnified
Party of notice of any claim, action or proceeding with respect to which an Indemnified Party is entitled to indemnity hereunder, such Indemnified Party shall notify the Company of such claim or the commencement of such action or proceeding; provided that the failure of an Indemnified Party to give notice as provided herein shall not relieve the Company of its obligations under this 8.10 with respect to such Indemnified Party, except to the extent that the Company is actually prejudiced by such failure. The Company shall assume the defense of such claim, action or proceeding and shall employ counsel satisfactory to the Indemnified Party and shall pay the fees and expenses of such counsel. Notwithstanding the preceding sentence, the Indemnified Party shall be entitled, at the expense of the Company, to employ counsel separate from counsel for the Company and for any other party in such action if the Indemnified Party reasonably determines that a conflict of interest or other reasonable basis exists which makes representation by counsel chosen by the Company not advisable. If an Indemnified
Party (or any of its officers, directors, employees or attorneys) appears as a witness in any action or proceeding brought against the Company in which an Indemnified Party is not named as a defendant, the Company agrees to reimburse such Indemnified
Party for all out-of-pocket expenses incurred by it (including fees and expenses of counsel) in connection with its appearing as a witness. The obligations of the Company under this 8.10 shall survive the payment of the Notes and termination of this Securities Exchange Agreement.

8.11 Subsidiary Dividends. The Company shall not and shall not permit any Subsidiary to enter into any agreement, instrument or other document that prohibits or restricts in any way the payment of dividends or other distributions on or with respect to the capital stock of any Subsidiary if the effect thereof is (or could reasonably be expected) to reduce the amount of cash payments to be made (or permitted to be made), directly or indirectly, to the Company.

8.12 Tax Consolidation. The Company shall not and shall not permit any of its Subsidiaries to file or consent to the filing of any consolidated income tax return with any Person other than a Subsidiary.

8.13 Environmental Law Compliance.

(a) Hazardous Substances. The Company shall at all times comply and cause each Subsidiary to comply, in all material respects, with all Environmental Laws applicable to it, except to the extent that the failure to comply therewith is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect and indemnify, pay and hold each holder of Notes harmless from and against any and all losses, costs (including attorneys' fees), liabilities and damages whatsoever incurred by such holder of Notes by reason of (i) any liability of the Company or any of the Subsidiaries under any applicable Environmental
Laws, (ii) any violation of any applicable Environmental Laws for which the Company or any of the Subsidiaries is liable or which is related to any real estate or other facility owned, leased or operated by the Company or any of the Subsidiaries or (iii) the imposition of any governmental Lien for the recovery of environmental cleanup or response costs expended by reason of any such liability or violation.

(b) Cleanup Orders; Further Assurance.  The
Company shall provide each holder of Notes promptly with a copy of any notice received by the Company or any Subsidiary from any governmental agency stating that the Company or such Subsidiary has become liable for the cost of investigating, removing or remediating Hazardous Materials or subject to a cleanup order or decree, or a fine or penalty issued or imposed, by an agency having jurisdiction over the Company or any such Subsidiary if the Company believes or reasonably should believe that the matter that is the subject of such notice is, individually or in the aggregate, reasonably likely to have a Material Adverse Effect.

(c) The Company agrees that, with respect to all of its properties, it will engage in such environmental monitoring and, if necessary, remediation, as is prudent under the circumstances.

8.14 Insurance. The Company shall maintain, or cause to be maintained, in full force and effect, with such insurers, amounts, coverages and forms reasonably satisfactory to and approved by the Purchaser, insurance as follows:

(a) Required Insurance Coverages and Limits.
The Company agrees that it shall at its own cost and expense and at all times during the term carry and maintain or cause to be carried and maintained:

(i) Casualty Insurance -- all risk property insurance on its property in an amount equal to the replacement cost of such properties, provided that flood and earthquake insurance shall be subject to availability on commercially practicable terms;

(ii) Liability Insurance -- comprehensive general liability insurance (including, without limitation, blanket contractual, personal injury, XCU hazards, products/completed operations, independent contractors, sudden and accidental pollution liability, gradual pollution liability, failure to supply and broad form property damage) applicable to its properties in such amounts as from time to time are usually carried by corporations similar to the Company owning or leasing and operating similar properties in similar locations, provided that gradual pollution liability, sudden and accidental pollution liability and failure to supply shall be subject to availability on commercially practicable terms; and provided further that the Company shall be required to carry and maintain liability insurance in a minimum amount equal to $9,000,000;

(iii) Worker's Compensation -- worker's
compensation insurance with respect to employees of the Company sufficient to meet the statutory requirements of the State of California; and

(iv) Other Insurance -- such other insurance with respect to its property and business of such a nature, with such terms and in such amounts, as a reasonably prudent person would maintain with respect to similar properties and a similar business, and, in any event, shall maintain insurance on all its property of a character usually insured by corporations engaged in the same or a similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against and for by such corporations.

All the foregoing insurance policies shall be subject to such deductible amounts and retentions as are usual and customary for corporations similar to the Company owning or leasing and operating similar properties, but in no event greater than reasonably acceptable to the Purchaser. In addition, the Company shall require worker's compensation and liability coverage by contractors and major subcontractors at all times that any of the foregoing shall be performing services on all or any portion of the property of the Company.

(b) Acceptable Insurers. The Company agrees to effect all insurance provided for in this 8.14 (i) with the insurance companies presently providing insurance to the Company specified in the certificate of insurance delivered pursuant to 4.12, (ii) with insurance companies with ratings from A.M. Best & Co. that are at least as high as the higher of A+ or the ratings of the insurance companies currently providing the same insurance or (iii) with such other insurance companies as are reasonably acceptable to the Purchaser. No Purchaser shall, by reason of accepting, rejecting, approving or obtaining insurance incur any liability for the existence, nonexistence, form or legal sufficiency thereof, the solvency of any insurer, or the payment of any losses.

(c) Certificate. On or prior to the Closing Date, and thereafter not less than thirty (30) days prior to the expiration dates of the expiring policies required pursuant to this 8.14, the Company shall deliver to you certificates of insurance issued by the insurers thereunder or by an insurance broker authorized to bind such insurers evidencing the insurance maintained pursuant to this 8.14.

8.15 Transfer and Sale of Assets. Neither the Company nor any Subsidiary shall, directly or indirectly, in a single transaction or a series of transactions, sell, lease, transfer, abandon or otherwise dispose of or suffer to be sold, leased, transferred, abandoned or otherwise disposed of, all or any part of its assets other than in the ordinary course of its business; provided that the Company or any Subsidiary may sell, lease, transfer or otherwise dispose of any of its assets if the proceeds thereof are, within 180 days of receipt, (a) used to redeem the Notes in accordance with the terms thereof or (b) reinvested in useful assets of the Company.

8.16 Reporting Company Status. The Company shall file with the Securities and Exchange Commission all reports required to be filed by issuers registered under Section 13 or Section 15(d) of the Exchange Act.

8.17 Nasdaq Listing. The Company shall at all times cause its Common Stock to be listed for trading on the Nasdaq
National Market or a national securities exchange.

8.18 Right of First Refusal. If at any time the Company offers newly issued shares of Common Stock or any securities convertible or exchangeable for shares of Common Stock (the
New Securities; it being understood that shares issued as stock dividends or capital stock issued upon exercise or conversion of securities do not constitute New Securities), the Company shall first offer for sale to the Purchaser such New Securities upon the same terms and conditions as the Company is proposing to issue such New Securities to others; provided, however, that the Purchaser shall have no right to purchase New Securities pursuant to this
8.18 in the case of New Securities (a) issued for a consideration other than money or cash equivalents; (b) issued to employees, directors or consultants of the Company or any of its Subsidiaries pursuant to a stock option plan or other compensation plan;
(c) issued pursuant to a bona fide public offering of the Company's securities that has been registered under the Securities Act; or
(d) issued pursuant to a plan of reorganization approved by a court of competent jurisdiction; and provided further, that the Company shall provide notice of not less than thirty (30) days to the Purchaser prior to issuance of any New Securities, which notice shall state the terms on which the New Securities will be offered. To the extent that the Purchaser does not elect to purchase all or some of such New Securities by giving written notice of its election to purchase within twenty (20) days of receipt of notice from the Company of the proposed issuance of any New Securities, the Company may, for a period of one hundred twenty (120) days thereafter, offer the remaining

New Securities to third parties, provided that any such third party may not purchase the New Securities on terms more favorable than the terms to such third party set forth in the notice to the Purchaser.

SECTION 9.  EXPENSES.

9.1 General Expenses. Whether or not the Notes shall be sold or this Securities Exchange Agreement shall be terminated, the Company agrees to pay, and to hold you harmless against liability for, all costs and expenses relating to this Securities Exchange Agreement, any other documents prepared in connection herewith and the Notes and to any modification, amendment, alteration or enforcement of this Securities Exchange Agreement, any additional documents prepared in connection herewith, the Notes or any agreement or instrument contemplated hereby
(whether or not the same shall have come into effect), including, without limitation:

(a) the cost of preparing and reproducing this Securities Exchange Agreement, any other documents prepared in connection herewith, the Notes and every instrument of modification, amendment or alteration hereof or thereof;

(b) the fees and disbursements of your special counsel, which fees and disbursements the Company shall pay on the Closing Date to the extent reflected on any invoices delivered on or prior to such date, and of all counsel for the Company;

(c) the cost of delivering to your home office, to your depository or as you may otherwise instruct in writing, insured to your reasonable satisfaction, the Notes purchased by you on the Closing Date;

(d) all costs and expenses (including, without limitation, legal fees and any disbursements and other out-of-pocket expenses) relating to any modifications, amendments, waivers or consents involving the provisions of this Securities Exchange Agreement, any other documents prepared in connection herewith, or the Notes or relating to the enforcement of this Securities Exchange Agreement or any other documents prepared in connection herewith or the Notes;

(e) the fees of Standard & Poor's CUSIP Service
Bureau required to be paid in connection with the assignment of a private placement number by it with respect to the Series A
Preferred Stock and the Notes; and

(f) any issuance or similar taxes payable by the Company pursuant to 9.4 hereof.

9.2 Costs and Expenses, Attorneys Fees, etc. of Holders of Notes. The Company shall pay all costs, fees and expenses of the holders of Notes, their agents and counsel in connection with the enforcement of their rights hereunder and under the Articles of Incorporation and the Notes, including, without limitation, the costs attributable to in-house counsel, and shall pay all taxes (except federal and state income taxes) or other governmental charges or impositions imposed on the holders of Notes by reason of their interest in the Notes or this Securities Exchange Agreement. The Company shall pay to the holders of Notes on demand any costs and expenses, including attorneys fees and expenses, paid or incurred by the holders of Notes in connection with the collection of any amount payable by the Company to the holders of Notes, whether or not any legal proceeding is commenced hereunder, together with interest thereon at the higher applicable rate on the Notes plus one percent per annum from the date of payment or incurring by the holders of Notes until paid by the Company.

9.3 Delivery Expenses. If you shall surrender any certificate representing any Series A Preferred Stock or Note to the Company pursuant to this Securities Exchange Agreement, or if the Company shall issue any new Note pursuant to this Securities
Exchange Agreement, the Company shall pay all costs and expenses of delivery of the surrendered Note and any Note or Notes issued in exchange or replacement for, or on registration of transfer of, the surrendered Note or any such new Note, as the case may be, in each case insured to your satisfaction. The obligations of the Company under this 9.3 shall survive the payment of the Notes and the termination of this Securities Exchange Agreement.

9.4 Issuance Taxes. The Company shall pay all issuance and similar taxes, if any, in connection with the execution and delivery of this Securities Exchange Agreement, the issuance and sale of the Notes by the Company and any modification of this Securities Exchange Agreement or the Notes issued by it, and shall save you and any subsequent holder of the Notes harmless, without limitation as to time, against any and all liabilities (including, without limitation, any interest or penalty for nonpayment or delay in payment, or any income taxes paid by you in connection with any reimbursement by the Company of any such taxes paid by you) with respect to all such taxes. The obligations of the Company under this 9.4 shall survive the payment of the Notes and the termination of this Securities Exchange Agreement.

9.5 Survival.  The obligations of the Company under this
Section 9 shall survive the payment of the Notes and the termination of this Securities Exchange Agreement.

SECTION 10.  INFORMATION TO BE FURNISHED TO HOLDERS OF NOTES.

10.1 Financial Statements of the Company.  The
Company shall deliver to each holder of Notes one (1) copy of the following:

(a) as soon as practicable and, in any case, within ninety (90) days after the close of each Fiscal Year of the Company, the Company's Report on Form 10-K (or any successor form) filed with the Securities and Exchange Commission, which shall include the audited consolidated financial statements of the Company and its Subsidiaries consisting of the audited consolidated balance sheet of the Company and its Subsidiaries as of the end of such Fiscal Year and the audited consolidated statements of income, changes in stockholders' equity and cash flows of the Company and its Subsidiaries for such Fiscal Year, setting forth in each case, in comparative form, the figures for the preceding Fiscal Year, all in reasonable detail, such consolidated financial statements to be accompanied by an opinion thereon of Ernst & Young LLP or another firm of independent certified public accountants of recognized national standing in the United States, which opinion
(i) shall be unqualified as to application of GAAP and unqualified as to audit scope, and (ii) shall state that (A) the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards and, accordingly, included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances, and (B) such financial statements present fairly the financial position of the Company and its Subsidiaries at such date and the results of operations and cash flows thereof for such period and have been prepared in accordance with generally accepted accounting principles consistently applied (except as otherwise disclosed therein with respect to changes in application in which such accountants concur), and also accompanied by management's discussion and analysis of variances;

(b) as soon as practicable and, in any case, within forty-five (45) days after the end of each of the first three (3) Fiscal Quarters in each Fiscal Year of the Company, the Company's
Report on Form 10-Q (or any successor form) filed with the Securities and Exchange Commission, which shall include the unaudited consolidated financial statements of the Company and its Subsidiaries, consisting of the unaudited consolidated balance sheet of the Company and its Subsidiaries as of the end of such Fiscal
Quarter and the unaudited consolidated statements of income, changes in stockholders' equity and cash flows of the Company and its Subsidiaries for such Fiscal Quarter and for the Fiscal Year to date, setting forth in each case in comparative form, the figures for the corresponding periods of the preceding Fiscal Year, all in reasonable detail and certified by the chief financial officer or the treasurer of the Company as being a complete and correct copy of the Company's financial statements which have been prepared in accordance with generally accepted accounting principles consistently applied (except as otherwise disclosed therein) and which present fairly the financial position of the Company and its Subsidiaries and results of operations and cash flows thereof subject, in each case, to changes resulting from year-end audit adjustments, together with management's discussion and analysis of variances; and

(c) contemporaneously with the filing thereof with the Securities and Exchange Commission, all other reports filed by the Company with the Securities and Exchange
Commission including, without limitation, Reports on Form 8-K and proxy statements.

10.2 Notice of Certain Events and Conditions.  The
Company shall give prompt written notice to each holder of Notes of the following:

(a) upon the Company's knowledge, (i) any Default or Event of Default or (ii) any default or event of default (whether by the Company or any other party) under any other agreement to which the Company is a party, if such default or event of default would cause, or in the future may cause, a Material
Adverse Effect;

(b) any (i) ERISA Termination Event;
(ii) prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) with respect to any Plan maintained by the Company or any of its Subsidiaries, other than one to which an exemption applies; (iii) failure to make a timely contribution to any Plan, if such failure has given rise to a Lien imposed upon the Company or any of its Subsidiaries under
Section 412(n) of the Code; or (iv) actual, asserted or alleged violation of ERISA or the Code that, with respect to any of the events set forth in the foregoing clauses (i) through (iv), is reasonably likely to result in the imposition of a tax or other penalty on the Company or any Subsidiary in connection with any Plan that would result in a Material Adverse Effect, including, when known, a description of any action taken by the Internal Revenue Service, the U.S. Department of Labor or the PBGC with respect thereto;

(c) the institution of any suit, action or proceeding (i) against the Company or any Subsidiary which is reasonably likely to have a Material Adverse Effect, (ii) in which the amount involved exceeds $250,000 or in which injunctive or similar relief is sought or (iii) between the Company and any governmental authority (such notice shall in any event be given within thirty (30) days after any officer of the Company shall have knowledge of such event or condition);

(d) any failure by the Company to comply with any of its covenants or agreements specified herein, in the Notes or in the Articles of Incorporation; and

(e) since the date hereof, to the knowledge of the Company, any Material Adverse Effect.

Each notice pursuant to this 10.2 shall be in the form of an Officer's Certificate of the Company specifying (A) the nature and period of existence of the particular event, (B) what action the Company has taken or is taking or proposes to take with respect thereto and (C) if appropriate, an estimate of the time necessary to cure such condition or event.

10.3 Other Information. The Company shall deliver to each holder of any Note the following:

(a) promptly after the submission thereof to the Company, copies of any detailed reports (including the auditors' comment letter to management, if any such letter is prepared) submitted to the Company by its independent auditors in connection with each annual or interim audit of the accounts of the Company made by such accountants;

(b) promptly upon distribution thereof, copies of all financial or other statements (including proxy statements), reports and notices as the Company shall send to any class of its shareholders, any of its bank lenders or any holder of any of its Indebtedness for Money Borrowed;

(c) promptly upon the formation or the
acquisition thereof, notice of the formation or acquisition, as the case may be, of any new Subsidiary of the Company;

(d) promptly, and in any event within ten (10) days after transmission thereof, copies of all material press releases and other statements made available generally by the Company or any of its Subsidiaries to the public concerning material developments in the business, earnings, prospects, properties or condition (financial or other) of the Company or any of its Subsidiaries;

(e) prompt notice of any proposed amendment, modification or supplement to the charter or bylaws of the Company at least fifteen (15) days prior to the proposed execution and delivery thereof by the shareholders; and

(f) promptly upon request therefor, such other data, filings and information concerning the Company or any Subsidiary as any holder of a Security that is a Purchaser or an Institutional Investor may from time to time reasonably request.

Any information provided pursuant to this 10.3 shall not be used in violation of any securities laws.

SECTION 11.  INTERPRETATION OF AGREEMENT AND NOTES.

11.1 Definitions. Except as the context shall otherwise require, the following terms shall have the following meanings for all purposes of this Securities Exchange Agreement (the definitions to be applicable to both the singular and the plural form of the terms defined, where either such form is used in this Securities Exchange Agreement):

Affiliate, with respect to any Person, shall mean
(a) any director, officer or employee of such Person, (b) any Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person, and (c) any Person beneficially owning or holding 10% or more of the Voting Stock of such Person or any corporation of which such Person beneficially owns or holds, in the aggregate, 10% or more of the Voting Stock; provided that neither you nor any Person directly or indirectly controlled by you nor any other Person which is an institution shall be deemed to be an Affiliate of the Company or any Subsidiary solely by reason of ownership of the Warrants, the Warrant Shares
(as defined in the Warrants) or other securities issued in exchange for any of such Warrants or Warrant Shares or by reason of having the benefits of any agreements or covenants of the Company contained in this Securities Exchange Agreement. The term control means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract or otherwise. The term Affiliate, when used herein without reference to any Person, shall mean an Affiliate of the Company.

Articles of Incorporation shall mean the Articles of Incorporation of the Company, as amended from time to time.

Beneficially Owned shall mean beneficial ownership of capital stock determined in the manner set forth in Rule 13d-3 of the Securities Exchange Act of 1934, as amended.

Board shall mean the Board of Directors of the Company.

Business Day shall mean any day on which commercial banks are not authorized or required to close in San
Francisco, California, or Boston, Massachusetts.

Capital Lease shall mean any lease which is required to be capitalized on a balance sheet of the lessee in accordance with generally accepted accounting principles or for which the amount of the asset and liability thereunder as if so capitalized should be disclosed in a note to such balance sheet.

Capitalized Lease Obligations with respect to any Person, shall mean the aggregate amount which, in accordance with generally accepted accounting principles, is required to be reported as a liability on the balance sheet of such Person at such time in respect of such Person's interest as lessee under a Capital Lease.

Closing Date shall have the meaning set forth in 1.2(a) hereof.

Code shall mean the Internal Revenue Code of 1986, as amended from time to time. Reference to a specific section of the Code shall include such section, any regulations promulgated thereunder and any comparable provision of any future legislation amending, supplementing or superseding such section.

Commission shall mean the Securities and Exchange Commission (or any successor thereto performing similar functions).

Common Stock shall mean the Common Stock, no par value, of the Company.

Company shall have the meaning set forth in the preamble hereto.

Default shall mean an event or circumstance that, with the passage of time or giving of notice, would become an Event of Default.

Environmental Laws shall mean each applicable statute referred to in the definition of Hazardous Material below, and all applicable federal, state and local environmental laws, rules, regulations and ordinances, whether currently in existence or hereinafter enacted, governing the Real Property and its business, products, properties or assets with respect to all Hazardous Materials, discharges into the ground and surface water, emissions into the ambient air and generation, control, accumulation, storage, treatment, transportation, removal, labeling or disposal of waste materials or process by-products, the existence, cleanup and/or remedy of contamination on property, the protection of the environment from soil, air or water pollution, or from spilled, deposited or otherwise emplaced contamination.

ERISA shall mean the Employee Retirement
Income Security Act of 1974, as amended from time to time.
Reference to a specific section of ERISA shall include such section, any regulations promulgated thereunder and any comparable provision of any future legislation amending, supplementing or superseding such section.

ERISA Affiliate shall mean any Person (other than the Company or any of its Subsidiaries) which is under common control (within the meaning of Section 414(b) or (c) of the Code or Section 4001(a)(14) of ERISA) with the Company or any Subsidiary thereof.

ERISA Termination Event shall mean (a) a reportable event (within the meaning of Section 4043 of ERISA) with respect to a Pension Plan (other than a reportable event as to which the PBGC has by regulation waived the 30-day notice requirement under Section 4043(a) of ERISA); provided that a failure to meet the minimum funding standards of Section 412 of the Code shall be an ERISA Termination Event regardless of the issuance of any waiver under Section 412(d) of the Code; (b) the withdrawal of the Company, any Subsidiary or any ERISA Affiliate from a Pension Plan which is subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (within the meaning of Section 4001(a)(2) of ERISA); (c) the complete or partial withdrawal of the Company, any Subsidiary or any ERISA Affiliate from a Multiemployer Plan under Section 4201 or 4204 or ERISA; (d) the receipt by the Company, any Subsidiary or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvent under Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under
Section 4041A or ERISA; (e) the providing of a notice of intent to terminate a Pension Plan maintained by the Company or any of its Subsidiaries pursuant to Section 4041(a)(2) of ERISA or the treatment of a Pension Plan amendment as a termination under
Section 4041(e) of ERISA; (f) the institution of proceedings by the PBGC to terminate a Pension Plan or the appointment of a trustee to administer any such Pension Plan under Section 4042 of ERISA;
(g) the receipt by the Company or any Subsidiary of a notice from any Multiemployer Plan that any action described in clause (f) has been taken with respect to that Multiemployer Plan; or (h) any other event or condition which might constitute grounds under
Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan.

Event of Default shall have the meaning specified in 7.1 hereof.

Exchange Act shall mean the Securities Exchange
Act of 1934, as amended from time to time.

Financial Statements shall have the meaning set forth in 2.7 hereof.

Fiscal Quarter shall mean a fiscal quarter of the Company, which shall be any quarterly period ending on March 31, June 30, September 30 and December 31 of any year.

Fiscal Year shall mean a fiscal year of the Company, which as at the Closing Date is a fiscal year ending
December 31.

generally accepted accounting principles shall mean, as of the date of any determination with respect thereto, generally accepted accounting principles as used by the Financial Accounting Standards Board and/or the American Institute of Certified Public Accountants, consistently applied and maintained throughout the periods indicated.

Guaranty, with respect to any Person, shall mean all obligations of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation or investment of any other Person (the primary obligor) in any manner, whether directly or indirectly, including without limitation, obligations for which such Person is liable by reason of such Person being a partner in or of the primary obligor or a member of a joint venture that is the primary obligor, and obligations incurred through an agreement, contingent or otherwise, (a) to purchase such Indebtedness, obligation or investment or any property or assets constituting security therefor; (b) to advance or supply funds (i) for the purchase or payment of such Indebtedness, obligation or investment or (ii) to maintain working capital or equity capital, or otherwise to advance or make available funds for the purchase or payment of such Indebtedness, obligation or investment; (c) to purchase property, securities or services primarily for the purpose of assuring the owner of such Indebtedness, obligation or investment of the ability of the primary obligor to make payment of such Indebtedness, obligation or investment; or (d) otherwise to assure the owner of such Indebtedness, obligation or investment against loss in respect thereof.

Hazardous Materials shall mean any hazardous or toxic substance, material, pollutant, chemical, or waste which is regulated by any applicable federal, state or local governmental authority, including, but not limited to, the following, in each case, as applicable: (a) hazardous substances as defined under the Comprehensive Environmental Response, Compensation and
Liability Act, as amended, 42 U.S.C. 9601 et seq.; (b) hazardous waste as defined under the Solid Waste Disposal Act, as amended, 42 U.S.C. 6901 et seq.; (c) air pollutants regulated under the Clean Air Act as amended, 42 U.S.C. 7401 et seq.; (d) pollutants as defined under the Clean Water Act, as amended, 33 U.S.C.
 1251 et seq.; (e) any pesticide as defined by the Federal Insecticide, Fungicide, and Rodenticide Act, as amended, 7 U.S.C.
 136 et seq.; (f) any hazardous chemical substance or mixture or imminently hazardous substance or mixture regulated by the Toxic Substances Control Act, as amended, 15 U.S.C. 2601 et seq.;
(g) any hazardous material regulated by the Resource Conservation and Recovery Act (RCRA), 42 U.S.C. 6901 et seq.; (h) any hazardous material regulated by the Hazardous Materials
Transportation Act, 49 U.S.C. 1801 et seq.; (i) any hazardous material regulated by the Federal Water Pollution Control Act, 33 U.S.C. 1251 et seq.; (j) any substance listed in the United States Department of Transportation Table at 49 CFR 172.101; (k) any substance regulated by the California Hazardous Waste Control
Law (HWCL), Cal. Health & Safety 25100 et seq.; (l) any substance regulated by the Hazardous Substance Account Act
(HSAA), Cal. Health & Safety Code 25300 et seq.; (m) any substance regulated by the Underground Storage of Hazardous
Substances Act, Cal. Health & Safety 25280 et seq.; (n) any material regulated by the Porter-Cologne Water Quality Control Act (the Porter-Cologne Act), Cal. Water Code 13000 et seq.;
(o) any products regulated by the Safe Drinking Water and Toxic Enforcement Act of 1986 (Proposition 65); (p) any materials regulated by Title 22 of the California Code of Regulations, Division 4, Chapter 30; (q) any hazardous or toxic chemical or substance regulated by the Emergency Planning and Community
Right to Know Act, 42 U.S.C. 11001, et seq.; (r) any petroleum product, any explosives, any radioactive material, any asbestos containing material, any urea formaldehyde foam insulation, any transformer or other equipment which contain dielectric fluid containing levels of polychlorinated biphenyls, or radon gas, any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority or agency or may or could pose a hazard to the health and safety of the occupants of the Real Property or the owners and/or occupants of property adjacent to or surrounding the Real Property, or any other person coming upon the Real Property or adjacent property; and
(s) any other chemical, materials or substance regulated by any governmental authority which may or could pose a hazard to the environment.

holder, with respect to any of the Notes, shall mean the Person in whose name such Notes shall be registered.

Indebtedness, with respect to any Person, shall mean all items (other than capital stock, capital surplus, retained earnings and deferred credits), which in accordance with generally accepted accounting principles would be included in determining total liabilities of such Person as shown on the liability side of a balance sheet of such Person as at the date on which Indebtedness is to be determined. The term Indebtedness shall also include, whether or not so reflected, (a) indebtedness, obligations and liabilities secured by any Lien on property of such Person whether or not the indebtedness secured thereby shall have been assumed by such Person, (b) all obligations in respect of Capital Leases and
(c) all Guaranties of any of the above. Notwithstanding the foregoing, in determining the indebtedness of the Company and its Subsidiaries, there shall be included all indebtedness of the Company or such Subsidiaries of the character referred to in the foregoing clauses (a), (b) and (c) deemed to be extinguished under generally accepted accounting principles but for which such Person remains legally liable.

Indebtedness for Money Borrowed, with respect to any Person, shall mean and include the aggregate amount of, without duplication: (a) all obligations of such Person for borrowed money; (b) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments, and all reimbursement or other obligations of such Person in respect of letters of credit or banker's acceptances; (c) all obligations of such Person to pay the deferred purchase price of assets or services;
(d) all Capitalized Lease Obligations of such Person; (e) all obligations or liabilities of others secured by a Lien on any asset owned by such Person, irrespective of whether such obligation or liability is assumed, to the extent of the lesser of such obligation or liability or the fair market value of such asset; and (f) any Guaranties of such Person of any Indebtedness for Money
Borrowed of another Person.

Indemnified Party shall have the meaning set forth in 8.10 hereof.

Institutional Investor shall mean any one or more of the following Persons: (a) any bank, savings institution, trust company or national banking association, acting for its own account or in a fiduciary capacity; (b) any charitable foundation; (c) any insurance company or Affiliate thereof or fraternal benefit association; (d) any pension, retirement or profit-sharing trust or fund; (e) any public employees' pension or retirement system or any other governmental agency supervising the investment of public funds; or (f) any investment fund owned or managed by a Person described in clause (a), (b), (c), (d) or (e) above, or by an Affiliate of such Person.

Investment shall mean, with respect to any Person, any investment made by such Person in any other Person by stock purchase, capital contribution, loan, advance, acquisition of Indebtedness (other than acquisition of accounts receivable in the ordinary course of business), Guaranty or otherwise.

Lien shall mean any interest in property securing an obligation owed to, or a claim by, any Person other than the owner of the property, whether such interest shall be based on the common law, statute or contract, whether or not such interest shall be recorded or perfected and whether or not such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, and including the lien or security interest arising from a mortgage, encumbrance, pledge, adverse claim or charge, conditional sale or trust receipt, or from a lease, consignment or bailment for security purposes. The term Lien shall also include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting property. For the purposes of this Securities Exchange Agreement, a Person shall be deemed to be the owner of any property that such Person shall have acquired or shall hold subject to a conditional sale agreement or other arrangement (including a leasing arrangement) pursuant to which title to the property shall have been retained by or vested in some other Person for security purposes.

Material Adverse Effect shall mean, with respect to any event or occurrence, an effect that is materially adverse to
(a) the business, prospects, earnings, properties or condition (financial or other) of the Company or its Subsidiaries; (b) the ability of the Company to perform its obligations hereunder, under the Notes or under the Articles of Incorporation; or (c) the enforceability of this Securities Exchange Agreement or the Notes.

Multiemployer Plan shall mean any Pension Plan that is a multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA).

NAIC shall mean the National Association of Insurance Commissioners.

Note shall have the meaning specified in 1.1(c) hereof.

Note Make-Whole Amount shall have the meaning specified in 5.2(b) hereof.

Note Payment Date shall have the meaning specified in 5.1 hereof.

Note Treasury Rate shall have the meaning specified in 5.2(b) hereof.

Officer's Certificate shall mean a certificate executed on behalf of a corporation by any of its chief executive officer, president or chief financial officer.

Optional Note Prepayment Date shall have the meaning specified in 5.2(c) hereof.

Optional Note Prepayment Price shall have the meaning specified in 5.2(a) hereof.
outstanding, with respect to any of the Notes shall mean, as of the date of determination, all Notes theretofore delivered pursuant to this Securities Exchange Agreement, except
(a) Notes theretofore cancelled or delivered for cancellation and
(b) Notes in exchange or replacement for which other Notes have been delivered pursuant to this Securities Exchange Agreement.

PBGC shall mean the Pension Benefit Guaranty
Corporation or any successor thereto.
Pension Plan shall mean any Plan that is an employee pension benefit plan (within the meaning of Section 3(2) of ERISA) subject to Title IV of ERISA.

Permitted Liens shall mean:

(a) Liens securing taxes, assessments,
governmental charges or levies, statutory Liens of landlords and Liens of carriers, warehousemen, materialmen, mechanics and other like Persons not yet due or the payment of which is not then required; provided that this clause (a) shall not be deemed to permit any Liens which may be imposed pursuant to Section 4068 of ERISA or Section 412(n) of the Code;

(b) Liens of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which the obligor shall at any time in good faith be prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review shall have been secured;

(c) Liens incurred or deposits made in the ordinary course of business (i) in connection with workers' compensation, unemployment insurance and other types of social security, or (ii) to secure (or to obtain letters of credit that secure) the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, performance bonds, purchase, construction or sales contracts and other similar obligations; provided that (A) any such Lien shall not be created in connection with and shall not secure Indebtedness for Money Borrowed; (B) any obligation secured by any such Lien shall not be overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings during which there is no right to exercise remedies and adequate book reserves have been established in accordance with generally accepted accounting principles; and (C) all such Liens, pledges and deposits shall not in the aggregate materially impair the use or value of the properties of the Company or any Subsidiary in the operation of its respective businesses; and, provided further that this clause (c) shall not be deemed to permit any Liens which may be imposed pursuant to Section 4068 of ERISA or Section 412(n) of the Code;

(d) current real property taxes and assessments not yet delinquent; and

(e) encumbrances, easements or reservations, encroachments or rights of others for rights-of-way, utilities and easements and other similar purposes, or zoning or other covenants, conditions or restrictions as to the use of real properties which could not have a material adverse effect on the current use and enjoyment of all or any portion of the Real Property.

Person shall mean any individual, corporation, partnership, joint venture, association, joint stock company, trust, estate, unincorporated organization or government (or any agency or political subdivision thereof), or any other entity, whether acting in an individual, fiduciary or other capacity.

Plan shall mean any employee benefit plan
(within the meaning of Section 3(3) of ERISA) that the Company, any Subsidiary or any ERISA Affiliate maintains, contributes to or is obligated to contribute to for the benefit of employees or former employees of the Company, any Subsidiary or any ERISA Affiliate.

Purchaser shall mean the purchasers of Notes named in Schedule I hereto.

Purchase Price shall have the meaning set forth in
1.2 hereof.

Qualified Holder shall have the meaning set forth in 8.4 hereof.

Real Property shall mean the real property described in Items 2.10(a) and 2.10(b) of Schedule II.
Rule 144A shall mean Rule 144A under the Securities Act, as presently in effect and as hereafter amended from time to time, or any superseding or substituted rule adopted by the Commission from time to time.

Securities Act shall mean the Securities Act of 1933, as amended from time to time.

Securities Exchange Agreement shall mean this Securities Exchange Agreement (including the annexed Exhibits and Schedules), as it may from time to time be amended, supplemented or modified in accordance with its terms.

Senior Debt shall have the meaning specified in 7.2(d) hereof.

Senior Preferred Stock shall have the meaning set forth in 1.1(a) hereof.

Series A Preferred Stock shall have the meaning set forth in 1.1(b) hereof.

Subsidiary, with respect to any corporation (the parent), shall mean a corporation, partnership or other entity of which the parent, at the time in respect of which such term is used, owns directly, or controls with power to vote, indirectly through one or more Subsidiaries, shares comprising more than fifty percent (50%) of its Voting Stock. The term Subsidiary, when used herein without reference to any particular Person, shall mean a Subsidiary of the Company. Notwithstanding the foregoing, for purposes of 2.15, 8.7 and 10.2(b), and for the definitions of ERISA Affiliate, ERISA Termination Event and Plan hereunder, the term Subsidiary shall be defined by substituting the words at least eighty percent (80%) for greater than fifty percent (50%) in the immediately preceding sentence.

Voting Stock shall mean the stock or other securities of a corporation, partnership or other entity the holders of which are ordinarily, in the absence of contingencies, entitled to elect members of the board of directors (or other governing body) of such entity.

Warrant shall have the meaning set forth in 1.1(a) hereof.

11.2 Directly or Indirectly. Any provision in this Securities Exchange Agreement referring to action to be taken by any Person, or that such Person if prohibited from taking, shall be applicable whether such action is taken directly or indirectly by such Person.


11.3 Accounting Terms. All accounting terms used herein that are not otherwise expressly defined shall have the respective meanings given to them in accordance with generally accepted accounting principles at the particular time.

11.4 Governing Law.  THIS AGREEMENT AND THE NOTES SHALL BE
GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF CALIFORNIA WITHOUT REFERENCE TO CONFLICTS OF LAW RULES.

11.5 Independence of Covenants. Each covenant made by the Company herein is independent of each other covenant so made and independent of restrictions placed on the Company by law. The fact that the operation of any such covenant permits a particular action to be taken or condition to exist does not mean that such action or condition is not prohibited, restricted or conditioned by the operation of the provisions of any other covenant herein or by law.

11.6 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action required or permitted hereby or by the Articles of Incorporation shall be a Saturday, Sunday or a day which is not a Business Day, then such action may be taken on the next succeeding day which is a Business Day in such city.

SECTION 12.  MISCELLANEOUS.

12.1 Notices.

(a) All communications under this Securities
Exchange Agreement or any of the Notes shall be in writing and shall be delivered, mailed or sent by overnight air courier (i) if to you, to you at your address set forth in Schedule I hereto, marked for attention as there indicated, or at such other address as you may have furnished to the Company in writing, (ii) if to any other holder of Notes, to it at its address listed in the books for registration and registration of transfer of the Notes to be maintained by the Company, or at such other address as such holder shall have furnished to the Company in writing, and (iii) if to the Company, to it at the address shown at the head of this Securities Exchange Agreement, or at such other address as it shall have given notice of to you and all other holders of Notes issued by it and at the time outstanding in accordance with the terms of this 12.1.

(b) Any written communication so addressed shall be deemed to have been given upon receipt thereof, and if delivery is refused, receipt shall be deemed to have been given when such delivery is refused.

12.2 Survival. All representations, warranties and covenants made by the Company herein or in any certificate or other instrument delivered under or in connection with this Securities Exchange Agreement shall be considered to have been relied upon by you and shall survive the delivery to you of the Notes regardless of any investigation made by you or on your behalf. All statements in any such certificate or other instrument shall constitute representations and warranties of the Company as applicable hereunder.

12.3 Successors and Assigns; Transfer of Notes.  This
Securities Exchange Agreement shall be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns hereunder.


12.4 Amendment and Waiver.
(a) This Securities Exchange Agreement may be amended or supplemented, and the observance of any term hereof or thereof may be waived, with the written consent of the

Company
and (A) on or prior to the Closing Date, you, and (B) after the Closing Date, the holders of 51% of the outstanding Notes.

(b) The Company shall not solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Securities Exchange Agreement or the Notes unless each holder of the Notes (irrespective of the amount of Notes then owned by it) shall be informed thereof by the Company and shall be afforded the opportunity, if eligible to participate, of considering the same and shall be supplied by the Company with sufficient information to enable it to make an informed decision with respect thereto. Executed or true and correct copies of any waiver effected pursuant to the provisions of this 12.4 shall be delivered by the Company to each holder of outstanding Notes forthwith following the date on which the same shall have been executed and delivered by the holder or holders of the requisite percentage of outstanding Notes. The Company shall not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any holder of the Notes as consideration for or as an inducement to the entering into by any holder of the Notes of any waiver or amendment of any of the terms and provisions of this Securities Exchange Agreement unless such remuneration is concurrently paid, on the same terms, ratably to the holders of all of the Notes then outstanding.

12.5 Confidentiality. The information contained in the financial statements and any information contained in any other document and delivered by the Company to, and any other information received by, any holder of Notes pursuant to this Securities Exchange Agreement that shall have been designated in writing as confidential shall be held in confidence by such holder in accordance with such internal procedures as such holder shall apply generally to confidential information; provided that such holder may disclose any such information (a) as has become generally available to the public, (b) as may be required in any report, statement or testimony required to be submitted to any municipal, state or federal regulatory body having or claiming to have jurisdiction over such holder including, without limitation, the NAIC or similar organizations or their successors, (c) as may be required in response to any summons or subpoena or in connection with any litigation, (d) to the extent that such holder believes it appropriate in order to comply with any law, order, regulation or ruling applicable to such holder, (e) to a prospective transferee in connection with any contemplated transfer of a Note by such holder (provided that such prospective transferee agrees to be bound by the terms of this 12.5) and (f) as such holder deems appropriate in connection with the enforcement of any rights hereunder, under the Notes or under the Articles of Incorporation.

12.6 Integration. This Securities Exchange Agreement together with all exhibits and schedules hereto and the Notes constitute the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties.

12.7 Consent to Jurisdiction and Venue. The Company hereby irrevocably (a) agrees that any suit, action or other legal proceeding arising out of or relating to this Securities Exchange Agreement or any Note may be brought in a court of record in the State of California or in the courts of the United States of America located in such State, (b) consents to the jurisdiction of each such court in any such suit, action or proceeding, and (c) waives any objection which it may have to the laying of venue of any such claim that any such suit, action or proceeding has been brought in an inconvenient forum and covenants that it shall not seek to challenge the jurisdiction of any such court or seek to oust the jurisdiction of any such court, whether on the basis of inconvenient forum or otherwise. The Company irrevocably consents to the service of any and all process in any such suit, action or proceeding by mail copies of such process to the Company at its address for notices provided in 12.1 hereof. The Company agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. All mailings under this 12.7 shall be by registered or certified mail, return receipt requested. Nothing in this 12.7 shall affect your right to serve legal process in any other manner permitted by law or affect your right to bring any suit, action or proceeding against the Company or any of its properties in the courts of any other jurisdiction.

12.8 Waiver of Jury Trial.  ALL PARTIES HERETO
IRREVOCABLY WAIVE ANY RIGHT TO A TRIAL BY JURY
IN ANY ACTION ARISING OUT OF OR IN CONNECTION
WITH THIS SECURITIES EXCHANGE AGREEMENT OR ANY
DEALINGS BETWEEN THEM RELATING TO THE SUBJECT
MATTER OF THIS SECURITIES EXCHANGE AGREEMENT.
The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this Securities Exchange Agreement, including, without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. The parties each acknowledge that this waiver is a material inducement to enter into a business relationship, that each party will rely on this waiver, and that each will continue to rely on this waiver in their related future dealings. Each party further warrants and represents that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS
IRREVOCABLE, MEANING THAT IT MAY NOT BE
MODIFIED EITHER ORALLY OR IN WRITING, AND THIS
WAIVER SHALL APPLY TO ANY SUBSEQUENT
AMENDMENTS, RENEWALS, SUPPLEMENTS OR
MODIFICATIONS TO THIS SECURITIES EXCHANGE
AGREEMENT. In the event of litigation, this Securities Exchange Agreement may be filed as a written consent to a trial by the court.

12.9 Counterparts.  This Securities Exchange
Agreement may be executed and delivered to you simultaneously in one or more counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute but one and the same instrument.

12.10 Reproduction of Documents.  This Securities
Exchange Agreement, and all documents relating hereto (other than the Notes), including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by you at the closing of your purchase of Notes, and
(c) financial statements, certificates and other information heretofore or hereafter furnished to you, may be reproduced by you by any photographic or other similar process and you may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law and court or agency rules, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall be admissible in evidence to the same extent.

If the foregoing is satisfactory to you, please sign the form of acceptance on the enclosed counterparts hereof and return the same to the Company, whereupon this Securities Exchange
Agreement, as so accepted, shall become a binding contract between you and the undersigned.

				       Very truly yours,
				       R.H. PHILLIPS, INC.

				       By:

				       Name:
				       Title:

The foregoing Securities
Exchange Agreement is
hereby accepted.


JOHN HANCOCK LIFE
 INSURANCE COMPANY


 By:
    Name:  Dwayne Bertrand
    Title:  Investment Officer

						  SCHEDULE I
				  To Securities Exchange Agreement

		      PURCHASER OF THE NOTES

1.      Name and Address of Purchaser             Aggregate Principal
						  Amount of Notes


JOHN HANCOCK LIFE INSURANCE COMPANY               $2,500,000
200 Clarendon Street
Boston, Massachusetts  02117



a. All payments on account of the Notes or other obligations in accordance with the provisions thereof shall be made no later than 12:00 noon, Boston time, in immediately available funds at the opening of business on the due date by electronic funds transfer, properly identified, through the Automated Clearing House system to the following account:

Bank Boston
ABA No. 011000390
Boston, Massachusetts  02110
Account of      John Hancock Life Insurance Company
		Private Placement Collection Account
Account Number:  541-55417
On Order of:  [Name of Issuer] [PPN No.]
[Full name, interest rate and maturity date of the Notes or other obligations]
b.      Contemporaneous with such wire transfer, a notice setting
forth (i) the full name, interest rate and maturity date of the Notes,
(ii) allocation of payment between principal and interest and any other charges, and (iii) the name and address of the bank from which the wire transfer was sent, shall be delivered or faxed AND mailed as follows:
John Hancock Life Insurance Company
200 Clarendon Street
Boston, Massachusetts  02117
Attn:  Manager, Investment Accounting Division, B-3
Fax:  (617) 572-0628

with a copy to:
John Hancock Life Insurance Company
2520 Venture Oaks Way
Suite 120
Sacramento, CA  95833
Attn:  Dwayne Bertrand

			     Schedule I-1

Fax:  (916) 922-4777

c. All notices with respect to prepayments, both scheduled and unscheduled, whether partial or in full, and notice of maturity shall be delivered or faxed AND mailed to:
John Hancock Life Insurance Company
 200 Clarendon Street
Boston, Massachusetts  02117
Attn:  Manager, Accounting Division, B-3
Fax:  (617) 572-0628
and
John Hancock Life Insurance Company
200 Clarendon Street
Boston, MA  02117
Attn:  Investment Law Division, T-50
Fax:  (617) 572-9269
with a copy to:
John Hancock Life Insurance Company
2520 Venture Oaks Way
Suite 120
Sacramento, CA  95833
Attn:  Dwayne Bertrand
Fax:  (916) 922-4777

d.      All other communications which shall include, but not be
limited to, financial statements and certificates of compliance with financial covenants, shall be delivered or faxed AND
mailed to:
John Hancock Life Insurance Company
200 Clarendon Street
Boston, Massachusetts  02117
Attn:   Bond & Corporate Finance Department, T-57
Fax:  (617) 572-1605
with a copy to:

John Hancock Life Insurance Company
2520 Venture Oaks Way
Suite 120
Sacramento, CA  95833
Attn:  Dwayne Bertrand
Fax:  (916) 922-4777

				     Schedule I-2

e. A copy of any notices relating to change in issuer's name, address or principal place of business or location of collateral and a copy of any legal opinions shall be delivered or
faxed AND mailed to:
John Hancock Life Insurance Company
200 Clarendon Street
Boston, MA  02117
Attn:  Investment Law Division, T-50
Fax:  (617) 572-9269
f.      All securities shall be registered in the name of John
Hancock Life Insurance Company,
Tax I.D. No. 04-1414660.

			       Schedule I-3

						      SCHEDULE II
						      TO SECURITIES
						      EXCHANGE AGREEMENT

The following are Schedules to the Securities Exchange
Agreement (the Agreement) between R.H. Phillips, Inc. (the Company) and John Hancock Mutual Life Insurance Company, which are being provided by the Company pursuant to that Agreement.

Schedule 2.1(c): Warrants, Options, Convertible Securities,
Registration Rights

Pursuant to Section 8.20 of the Agreement, the Company has granted to Hancock a right of first refusal to purchase additional shares of the Company's stock, with certain exceptions as set forth in Section 8.20.

Under the Company's 1995 Stock Option Plan, which was approved by the Board of Directors on May 17, 1995 (the Plan), the
Company may grant employees, directors and consultants options to purchase up to as aggregate of 815,000 shares of the Company's Common Stock (the Common Stock). The Plan provides for the issuance of Incentive Stock Options, as defined in the Code (ISOs), and Nonstatutory Stock Options (NSOs).
The exercise price for each option is determined at the date of grant by the Stock Option committee of the Board of Directors, provided that the exercise price for ISOs may not be less than 85% of the market price for the NSOs as of the date of grant. There are currently options to purchase 682,532 shares of Common Stock outstanding. Options generally vest ratably over a four-year period following the date of grant and terminate 10 years following the date of grant.

The Company granted to Van Kasper and Company (Van Kasper) a warrant to purchase an aggregate of 122,000 shares of Common Stock at a price of $5.25 per share (the Van Kasper Warrant).
The Van Kasper Warrant is currently exercisable and expires, if not sooner exercised, on July 29, 2001. The Van Kasper Warrant was issued by the Company in connection with Van Kasper's services as underwriter of the Company's second public offering.

The Company granted to John Hancock Mutual Life Insurance Company (John Hancock) warrants to purchase as aggregate of 1,346,788 shares if Common Stock at a price of $4.00 per share (the
Hancock Warrants). The Hancock Warrants are currently exercisable and expire, if not sooner exercised, on March 27, 2006. The Hancock Warrants were issued by the Company in connection with the March 27, 1996 Securities Purchase Agreement.

The holders of the Van Kasper Warrant and the Hancock Warrants have a right, that can be exercised once, to require the Company to register the shares issuable under these respective warrants under the Securities Act of 1933, as amended (the Securities
Act). In addition, the Company has granted the holders of the Van Kasper Warrant and the Hancock Warrants so-called piggy-back registration rights, pursuant to which the Company will include, at the request of the holders, the shares purchasable upon exercise of these warrants in registration of other securities of the Company under the Securities Act.

R.H. Phillips established a stock purchase plan in July 1999 (the 1999 Plan), under which most employees may participate. A total of 150,000 shares of common stock have been reserved for issuance under the 1999 Plan. The 1999 Plan is administered by the Board of Directors or by a committee appointed by the Board of Directors. Employees can elect to have from two to ten percent of their monthly gross salary deducted during each offering period and applied to the purchase of common stock. The purchase price is an amount equal to 85% of the fair market value of a share of common stock on the purchase date. The first offering period commenced in September 1999 and ended in March 2000. During the year ended December 31, 1999, no shares of common stock were sold under the 1999 Plan.

Schedule 2.10(a) and (b): Real Property and Grower's Agreements

(a) The Company owns various parcels of real property, consisting of approximately 2,325 acres, in Yolo County, California, on which the Company's vineyards and winery facilities are located. A description of these properties is set forth in Attachment A to these schedules.

In May 1997, the Company sold 371 acres of land being developed into vineyard to John Hancock Mutual Life Insurance Company (Hancock). In connection with that transaction, the Company now manages, operates and leases the land and vineyards from a subtenant of Hancock, Farmland Management Services, for a term that expires on December 31, 2012. The Company has a right of first refusal to repurchase the land and vineyards at the end of the lease term.

The Company leases approximately 23 acres of land from Fulton Stephens Ranch. The lease is for a six-year period beginning January 1, 1998. The Company has the right to extend the lease for up to five consecutive two-year terms. The Company has planted an experimental vineyard on the land.

The Company currently has an oral agreement with Dunnigan Hills, a California general partnership (Dunnigan Hills), pursuant to which the Company provides farm management and agricultural services. The agreement requires the Company to manage the farming operations of 304 acres of vineyard owned by Dunnigan Hills and located in Yolo County.

The Company has an oral agreement with Rolling Hills, a California general partnership (Rolling Hills), pursuant to which the Company provides vineyard development farm management and agricultural services. The agreement requires the company to develop and manage the farming operations of 180 acres of vineyard owned by Rolling Hills and located in Yolo County.

On September 15, 1999, the Company purchased 313 acres of land for $490,000, and immediately began development of 115 acres of the land into vineyards. On September 29, 1999, R.H. Phillips sold the land and improvements to David L. Gemmer and Shirley A. Gemmer (Gemmer) for $989,000, and entered into a Vineyard Development and Lease Agreement (the Vineyard Agreement) with Gemmer. Mr. Gemmer is a shareholder of the Company, attends meetings of the Board of Directors, and serves as an advisor. Under the terms of the Vineyard Agreement, the Company is required to complete the development of the 115-acre vineyard. The development period began September 29, 1999 and ends December 31,
2001 (the Development Period). Subject to certain limitations, Gemmer is required to reimburse the Company for all costs it incurs during the Development Period in developing the vineyard. The Company is required to lease and operate the vineyards for the ten year period ended December 31, 2011, and is entitled to all crop produced during this period. Rent payments are due quarterly beginning January 1, 2002, and are equal to 2.8% of the sum of (i) development costs and (ii) finance costs during the Development Period equal to 11.2% per annum of vineyard development and land costs.

(b) The Company is party to a contract pursuant to which it has agreed to sell to Glen Ellen Winery and Vineyards (Glen
Ellen) all production obtained from 15 acres of the Company's vineyards. The agreement provides that the percentage of production derived from those vineyards that the Company must sell to Glen Ellen is reduced by 25% per year, beginning in 1998. The Company is also party to various contracts to purchase grapes form other producers.

A more complete explanation of rights and obligations of the company with respect to these contracts is set forth in the contracts themselves, copies of which will be delivered to Hancock upon request.

Schedule 2.16: Litigation

Phillips Farms, a partnership operating a winery in Lodi, California, filed a lawsuit against the Company on August
5, 1999 in the Superior Court of the State of California, County of San Joaquin. Phillips Farms is suing the Company for alleged trademark infringement, dilution and unfair competition arising out of the Company's use of the name Phillips in connection with the sale of wine.
Phillips Farms also alleges that the Company has publicly disparaged the quality of the wine Phillips Farms sells.
Phillips Farms is seeking damages in an amount to be determined by the court at trial, but in no event less than $500,000, and a preliminary and permanent injunction prohibiting the Company's use of any infringing trademarks among other relief.

The Company believes that is has meritorious defenses to the claims of Phillips Farms and also has legal claims against Phillips Farms. On October 4, 1999, the
Company filed a cross complaint against Phillips
Farms for infringement of the Company's trademarks and trade dress, among other actions.

Schedule 2.17: Taxes

The California Franchise Tax Board (the FTB) is presently conducting an audit of the California state income tax returns of the Company for the 1996, 1997 and 1998 tax years. The FTB has not yet informed the Company of any adjustments to those returns which the FTB will require the Company to make.

Schedule 2.24: Other Trade Names

Prior to June 1994, the business of the Company was conducted by R.H. Phillips Partners, a California limited partnership. The Company and R.H. Phillips Partners used, and the Company continues to use, the name R.H. Phillips
Vineyard as a trade name and fictitious business name.
The Company also uses the name R.H. Phillips Wine Company.

The Company sells its Christmas product, Chateau St. Nicholas, under the name The John Wesley Wine Company.

Schedule 9.8: Transaction with Affiliates

The Company is the holder of as promissory note payable by RHP Vineyards, Inc. The note evidences loan to that corporation by R.H. Phillips Partners and the assumption by that corporation in 1993 of payment obligations previously owed by certain persons to R.H. Phillips
Partners. The amount payable under the note as of December 31, 1999, was $221,352, which bears interest at a rate of 7% per annum. The note and other obligations are payable in full on July 30, 2000. Karl and John Giguiere each own one-third of the outstanding shares of RHP Vineyards, Inc., constitute two out of three members of its Board of Directors and are the President and Secretary, respectively, of that corporation.

The Company is the holder of a promissory note payable by Karl Giguiere. The amount payable under the note as of December 31, 1999, was $6,839. The note bears interest at 7% per annum and is due on July 20, 2000.

John and Lane Giguiere reside at a farmhouse located on the Company's property adjacent to the Company's winery on a rent-free basis.

In August 1999, the Company entered into an employment agreement with Patrick Kane, R.H Phillips' National Sales Manager. The agreement provides that Mr. Kane receive annual compensation of $135,000, subject to a 4% increase on the anniversary date of the agreement. Mr. Kane is also eligible for an annual bonus of up to

20% of his annual compensation. In addition, on each of the first and second anniversary of the employment agreement, Mr. Kane shall be granted an option to purchase 15,000 shares of the Company's common stock. The employment agreement expires on February 1, 2002.

The employment agreement provides that R.H. Phillips may terminate Mr. Kane's employment at any time upon granting notice to Mr. Kane, and that Mr. Kane may resign for good reason prior to the agreement's expiration date.
If employment is terminated by R.H. Phillips other than for cause, or if Mr. Kane terminates his employment for good reason, R.H. Phillips shall continue to pay Mr. Kane's salary and health insurance benefits through the end of the agreement, subject to reduction in the event Mr. Kane obtains other employment during the period in which severance payments are made.

On September 15, 1999, R.H. Phillips purchased 313 acres of land for $490,000, and immediately began development of 115 acres of the land into vineyard. On
September 29, 1999, R.H. Phillips sold the land and improvements to David L. Gemmer and Shirley A. Gemmer (Gemmer) for $989,000, and entered into a Vineyard Development and Lease Agreement (the Agreement) with
Gemmer. Mr. Gemmer is a shareholder of R.H. Phillips, attends meetings of the Board of Directors, and serves as an advisor.

Attachment A

1. The South half of Section 9; the North half of the Section 16;
and the North half of the Northwest quarter and the Southwest quarter of Section 15, all in Township 11 North, Range 1 West, M.D.B.&M.

2. Parcel One of the Parcel Map No. 3255 for Giguiere Ranch,
Inc., filed for record in the Office of the Yolo County Recorder on November 14,1983 in Book 7 of Parcels Maps, page 16.

3. Parcels Two and Three as shown on Parcel Map No. 3256 for Giguiere Ranch, Inc., filed for record in the Yolo County
Recorder's Office on November 14,1983 in Book 7 of Parcel Maps, page 16.

4. Parcel Three as designated on Parcel Map No. 4135, files for record in the Office of the Recorder of Yolo County on June 14, 1994 in Book 11 of Parcel Maps, pages 45 and 46,
Yolo County Records.

Excepting therefrom all oil, gas, minerals and other hydrocarbon substances located in, on and under said property as contained in deed to Carol Railsbeck et al., recorded July 29, 1981 in Book 1484, page 523, Yolo County Records.

5. The West half of the Southwest Quarter and the Southeast
Quarter of the Southwest Quarter of Section 17, Township 11
North, Range 1 West.

The North half; Southeast Quarter, and the Northeast Quarter of the Southwest Quarter of Section 17, Township 11 North, Range 1 West. The West half of the West half of the Southwest Quarter of Section 16, Township 11 North, Range 1 West. The
North half of the Northeast Quarter and the Northeast Quarter of the Northwest quarter and the Northwest Quarter of the Northwest Quarter of Section 20, Township 11 North,
Range 1 West, the Northwest Quarter of the Northwest Quarter of Section 21, Township 11 North, Range 1 West.

APNs: 54-110-03, 54-120-02, 54-120-03, 54-120-04, 54-120-06,
54-130-01, 54-140-01

						  SCHEDULE III

		FORM OF OPINION OF EVERS & HENDRICKSON, LLP

(i)     The Company:

(a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

(b) has all requisite power and authority (corporate and other) (1) to own and operate its properties, (2) to conduct its business as currently conducted and as currently proposed to be conducted, (3) to offer, issue, sell and deliver the Notes, (4) to enter into the Agreement and (5) to perform its respective obligations under the Agreement and the Articles of Incorporation; and

(c) has made all filings and holds all franchises, licenses, permits and registrations which are required under the laws of each jurisdiction in which the properties owned (or held under lease) by it or the nature of its activities makes such filings, franchises, licenses, permits or registrations necessary, except for filings, franchises, licenses, permits or registrations which individually or in the aggregate are not material to the Company.

(ii) All of the outstanding capital stock of the Company has been duly authorized and validly issued and is fully paid, nonassessable and free of preemptive rights. All issued and outstanding securities (as defined in the Securities Act) of the Company have been offered, issued, sold and delivered in compliance with, or pursuant to exemptions from, all applicable federal and state laws, and the rules and regulations of federal and state regulatory bodies governing the offering, issuance, sale and delivery of securities.

(iii) The Company has taken all corporate action necessary to be taken by it to authorize the execution and delivery of the Agreement, the offer, issuance, sale and delivery of the Notes and the performance of all obligations to be performed by it under each of them.

(iv) The Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by applicable bankruptcy, insolvency, fraudulent conveyance and similar laws regarding debtor/creditor relationships and the effect of general principles of equity. The Notes, when executed and delivered by the Company, will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their terms, except as limited by applicable bankruptcy, insolvency, fraudulent conveyance and similar laws regarding debtor/creditor relationships and the effect of general principles of equity.

(v) No prior consent, approval or authorization of, registration, qualification, designation, declaration or filing with, or notice to any federal, state or local governmental or public
authority or agency including, without limitation, any
filing under the Hart-Scott-Rodino  Antitrust Improvements
Act of 1976, as amended, is or was required for (a) the
valid execution,   delivery or performance of the Agreement
by the Company or (b) the valid offer, execution, issuance, sale or delivery of the Notes or the performance of the Notes by the Company. The Company has obtained all consents, approvals or authorizations of, made all declarations or filings with, and given all notices to, all applicable federal, state or local governmental or public

				 Schedule III-1
authorities or agencies
which are necessary for the continued conduct by the Company of its businesses as now conducted or as proposed to be conducted and which the failure to so obtain, make or give could have a Material Adverse Effect.

(vi) Neither the execution, delivery or performance of the Agreement by the Company nor the offer, issuance, sale or delivery of the Notes by the Company or the performance of the Notes by the Company does or will: (a) conflict with or violate the charter or by-laws of the Company; (b) conflict with or result in a breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation of any Lien on any of the properties or assets of the Company pursuant to the terms of, any evidence of Indebtedness, or any instrument or agreement under or pursuant to which any evidence of Indebtedness has been issued, or any other instrument or agreement to which the Company is a party or by which it is bound in each case resulting in a Material Adverse Effect; or (c) require the consent of, or other action by, any stockholder, trustee or any creditor of, any lessor to or any investor in, the Company or any other non-governmental Person.

(vii) Neither the execution, delivery or performance of the Agreement by the Company, the offer, issuance, sale or delivery of the Notes by the Company nor the performance of the Notes, does or will cause the Company to be in violation of any statute, law or ordinance or any judgment, decree, writ, injunction, order, award or other action of any court or governmental authority or arbitrator or any order, rule or regulation, of any federal, state, county, municipal or other governmental or public authority or agency.

(viii) Neither (a) the execution and delivery of the Agreement by the Company, (b) the offer, issuance, sale and delivery of the Notes by the Company, (c) the acquisition of the Notes by you, (d) the application by the Company of the proceeds of the sale of the Notes nor (e) the consummation of any of the other transactions contemplated by the Agreement will result in either a prohibited transaction as described in Section 406(a) of ERISA or a tax under
Section 4975 of the Code.

(ix) There is no action at law, suit in equity or other proceeding or investigation (whether or not purportedly on behalf of the Company) in any court or by or before any other governmental or public authority or agency, or any arbitrator or arbitration panel pending or, to the best knowledge of the Company, threatened against or affecting the Company, or any of their properties that, either individually or in the aggregate, (a) could reasonably be expected to have a Material Adverse Effect or (b) could reasonably be expected to question the validity or enforceability of the Agreement or the Notes. The Company is not in default with respect to any order, writ, injunction, judgment or decree of any court or other governmental or public authority or agency or arbitrator or arbitration panel.

(x) The Company is not, and the ownership of its properties by the Company does not cause it to be, (a) a public utility company or a holding company, or a subsidiary company of a holding company, or an affiliate of a holding company or of a subsidiary company of a holding company, as such terms are defined in the Public Utility Holding Company Act of 1935, as amended or (b) a public utility within the meaning of the Federal Power Act, as amended.

				Schedule III-2

(xi) The Company is not an investment company or an affiliated person of an investment company or a company controlled by an investment company, as such terms are defined in the Investment Company Act of 1940, as amended, that is subject to registration and regulation under such act. The Company is not an investment adviser or an affiliated person of an investment adviser as such terms are defined in the Investment Advisers Act of 1940, as amended.

(xii)   None of the transactions contemplated by the Agreement
(including, without limitation, the direct or indirect use of the proceeds from the sale of the Notes) will violate or result in a violation of Section 7 of the Exchange Act or any regulations issued pursuant thereto, including, without limitation, Regulation T (12 C.F.R., Part 220), as amended,
Regulation U (12 C.F.R., Part 221), as amended, and
Regulation X (12 C.F.R., Part 224), as amended, of the Board of Governors of the Federal Reserve System, or will require you to obtain a statement in conformity with the requirements of Federal Reserve Form FR G-3 or to register on Federal Reserve Form FR G-1 under such regulations.

(xiii) The offer and sale of the Notes pursuant to the terms of the Agreement are exempt from the registration requirements of Section 5 of the Securities Act of 1933 and from the qualification requirements of the California Corporate
Securities Law of 1968.

				   Schedule III-3

						 EXHIBIT C
					   To Securities
					   Exchange Agreement

			  FORM OF SUBORDINATED NOTE

			   R.H. PHILLIPS, INC.
			    Subordinated Note
			    due March 15, 2000
$2,500,000.00                                     CUSIP PPN No:
						   San Francisco, California


R.H. Philips, Inc., a California corporation (the "Company"), for value received, hereby promises to pay to John Hancock Life Insurance Company or registered assigns, the principal sum of TWO MILLION FIVE HUNDRED THOUSAND DOLLARS ($2,500,000.00) as specified herein; and to pay interest on the unpaid principal balance hereof until this Note shall become due and payable in accordance with the terms hereof and of that certain Securities Exchange Agreement dated as of March 15, 2000 (the
"Securities Exchange Agreement") between the Company and John
Hancock Life Insurance Company at the rate of 14% per annum.
If any installment of principal, premium or interest is not paid as and within the date when such payment is due or following acceleration or maturity, the provisions of Section 7 of the Securities Exchange Agreement shall apply.

1. Interest and Principal Payments. If the Company shall have paid or agreed to pay any interest or premium on this Note in excess of that permitted by law, then it is the express intent of the Company and the holder hereof that all excess amounts previously paid or to be paid by the Company be applied to reduce the principal balance of this Note, and the provisions hereof immediately be deemed reformed and the amounts thereafter collectable hereunder reduced, without the necessity of the execution of any new document, so as to comply with the then applicable law, but also so as to permit the recovery of the fullest amount otherwise called for hereunder.

Interest shall be due and payable on each March 15 and September 15 beginning September 15, 2000 and ending when all outstanding amounts hereunder have been paid. Principal in the amount of $833,333 shall be due and payable on each of March 15, 2004 and March 15, 2005 and in the amount of $833,334 shall be due and payable on March 15, 2006. Notwithstanding anything to the contrary contained herein or in the Securities Exchange Agreement, however, the final payment due hereunder (whether at maturity, by acceleration or otherwise) shall be in an amount sufficient to pay in full all outstanding principal, together with all accrued interest and premiums due hereon.

The interest rate payable on this Note shall increase by one percent upon any failure of the Company to make payments when due hereunder.

Interest on this Note shall be computed on the basis of a 360-day year of twelve 30-day months.

2. Series. This Note is one of a series of Unsecured Subordinated Notes issued pursuant to the Securities Exchange Agreement and is entitled to the benefits thereof. All capitalized terms not otherwise defined herein shall have the meanings set forth therein in the Securities Exchange Agreement. The Company agrees to perform and observe duly and punctually each of the covenants and agreements set forth in the Securities Exchange Agreement. All such covenants and agreements are incorporated by reference in this Note, and this Note shall be interpreted and construed as if all such covenants and agreements were set forth in full in this Note at this place.

3. Prepayment. As and to the extent provided in the Securities Exchange Agreement, this Note is subject to prepayment, in whole or in part, with premium. The Company agrees to make required prepayments on account of this Note in accordance with the provisions of the Securities Exchange Agreement. Under certain circumstances, as specified in the Securities Exchange Agreement, the principal of and accrued interest on this Note may be declared due and payable in the manner and with the effect provided in the Securities Exchange Agreement.

4. Restrictions on Transfer. This Note has not been registered under the Securities Act of 1933, as amended, or the laws of any state and may be transferred in whole or in part only pursuant to an effective registration statement under such Act and applicable state laws or under an exemption from such registration available under such Act and applicable state law. Subject to the foregoing, transfers of this Note shall be registered upon registration books maintained for such purpose by or on behalf of the Company as provided in the Securities Exchange Agreement.

5. Method of Payment. Payment of principal, premium, if any, and interest shall be made to the registered holder hereof by direct wire transfer of immediately available funds pursuant to the instructions provided by the registered holder or shall otherwise be made by such other method as directed by the registered holder hereof in accordance with the Securities Exchange Agreement. Prior to presentation of this Note for registration of transfer, the Company shall treat the registered holder hereof as the owner and holder of this Note for the purpose of receiving all payments of principal and interest hereon and for all other purposes whatsoever, whether or not this Note shall be overdue, and the Company shall not be affected by notice to the contrary.

6. Subordination. Anything in this instrument to the contrary notwithstanding, the indebtedness evidenced by this instrument shall be subordinated and junior in right of payment, to the extent and in the manner hereinafter set forth, to all Senior
Debt of the Company and its Subsidiaries. The term "Senior Debt" shall mean the principal of, premium, if any, and interest on any present or future Indebtedness of the Company that is not, by the express terms of the instrument that evidences the Indebtedness or any related agreement, subordinated in right of payment to any other Indebtedness of the Company.

6.1. Payments on Subordinated Notes. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, make or agree to make, and neither the holder nor any assignee or successor holder of any Notes will demand, accept or receive, (a) any payment (by set-off or otherwise), direct or indirect, of or on account of any principal, premium, if any, or interest in respect of any Notes, or (b) any payment for the purpose of any redemption, purchase or other acquisition, direct or indirect, of any Notes, and no such payment shall be due, if, at the time of making any such payment a default (a "Payment Default") in the payment when due (whether at the stated maturity thereof, by acceleration or otherwise) of all or any portion of any of the Senior Debt shall have occurred and be continuing.

Following an acceleration of the maturity of any Senior Debt, and as long as such acceleration shall continue unrescinded and unannulled, such Senior Debt shall first be paid in full in cash, securities or other property before any payment is made on account of or applied on the Notes.

6.2. Insolvency, etc. In the event of (a) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to the Company, its Subsidiaries or its property, (b) any proceeding for the liquidation, dissolution or other winding-up of the Company, voluntary or involuntary, and whether or not involving insolvency or bankruptcy proceedings, (c) any assignment for the benefit of creditors, or (d) any distribution, division, marshalling or application of any of the properties or assets of the Company or the proceeds thereof to creditors, voluntary or involuntary, and whether or not involving legal proceedings, then and in any such event:

(i) all Senior Debt shall first be paid in full (including all principal, premium, if any, and interest, including interest accruing after the commencement of any such proceeding) before any payment or distribution of any character, whether in cash, securities or other property shall be made in respect of any Notes;

(ii) all principal or premium, if any, and interest on the Notes shall forthwith become due and payable, and any payment or distribution of any character, whether in cash, securities or other property, which would otherwise (but for the terms hereof) be payable or deliverable in respect of any Notes, shall be paid or delivered directly to the holders of the Senior Debt, for application to the payment of the Senior Debt, until all Senior Debt shall have been paid in full, and the holders of the Notes at the time outstanding irrevocably authorize, empower and direct all receivers, trustees, liquidators, conservators, fiscal agents and other having authority in the premises to effect all such payments and deliveries;

(iii) each holder of the Notes at the time outstanding irrevocably authorizes and empowers each holder of the Senior Debt and such holder's representatives (without imposing any obligation on any holder of the Senior Debt or such holder's representative) to demand, sue for, collect and receive such holder's ratable share of all such payments and distributions and to receipt therefor, and to file and prove all claims therefor and take all such other action (including the right to vote the Notes) in the name of such holder or otherwise, as such holder of the Senior Debt or such holder's representative may determine to be necessary or appropriate for the enforcement of this 6.2; and

(iv) the holders of the Notes shall execute and deliver to each holder of the Senior Debt or such holder's representative all such further instruments confirming the above authorization, and all such powers of attorney, proofs of claim, assignments of claim and other instruments, and shall take all such other action as may be reasonably requested by such holder of the Senior Debt or such holder's representative to enforce all claims upon or in respect of the Notes.

For all purposes of this instrument, Senior Debt shall not be deemed to have been paid in full unless the holders thereof shall have received cash, securities or other property equal to the amount of principal, premium, if any, and interest in respect of all Senior Debt at the time outstanding, and in case there are two or more holders of the Senior Debt any payment or distribution required to be paid or delivered to the holders of the Senior
Debt shall be paid or delivered to such holders ratably according to the respective aggregate amounts remaining unpaid on the Senior Debt held by such holders.

6.3. Payments and Distributions Received. If any payment or distribution of any character, whether in cash, securities or other property, shall be received by any holder of any of the Notes, or such holder's representative, in contravention of any of the terms of this instrument, such payment or distribution or security shall be held in trust for the benefit of, and shall be paid over or delivered and transferred to, the holders of the Senior Debt or such holders' representative or representatives for application to the payment of all Senior Debt remaining unpaid, to the extent necessary to pay all such Senior Debt in full.
In the event of the failure of any holder of any of the Notes to endorse or assign any such payment or distribution, any holder of the Senior Debt or such holder's representative is hereby irrevocably authorized to endorse or assign the same.

6.4. Subrogation. In case cash, securities or other property otherwise payable or deliverable to the holders of the Notes shall have been applied pursuant to 6.2 or 6.3 hereof to the payment of Senior Debt in full, then and in each such case, the holders of the Notes shall be subrogated to any rights of any holders of Senior Debt to receive any further payments or distributions in respect of or applicable to the Senior Debt.

6.5. Security. So long as any of the Senior Debt shall not have been paid in full, the Company shall not, and shall not permit any of its Subsidiaries to, give, and the holders of the Notes shall not demand, accept or receive, any security, direct or indirect, for any Notes.

6.6. Limitation on Exercise of Remedies. Each holder of all or any part of the Notes shall not exercise any right or remedy available to it on account of any Default or Event of Default unless (a) payment on any Senior Debt shall have been accelerated or (b) at least six months have elapsed from the date the holder of such Notes otherwise would have had the right to exercise any such right or remedy. If the acceleration of any Senior Debt is subsequently rescinded, then each holder of Notes shall also rescind its exercise of any right or remedy available to it only if the Default or Event of Default giving rise to such right is cured within six months of the occurrence of such Default or Event of Default.

6.7. Right to Current Payments on Notes. Nothing in this Section 6 shall limit the right of any Note holder to receive payments and prepayments on the Notes when no payment default has occurred with respect to the Senior Debt or when any acceleration of the payment of any Senior Debt has been rescinded as provided in 6.6.

7. Governing Law. This Note shall be governed by and construed in accordance with the law of the State of California without reference to conflicts of law rules.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

					     R.H. PHILLIPS, INC.,
					     a California corporation


					     By:
					     Name:
					     Title:

			      R.H. PHILLIPS, INC.


		      $2,500,000 AGGREGATE PRINCIPAL AMOUNT
				      OF
			14% UNSECURED SUBORDINATED NOTES




			   SECURITIES EXCHANGE AGREEMENT

			      Dated as of March 15, 2000

			     TABLE OF CONTENTS



SECTION 1.      AUTHORIZATION AND EXCHANGE OF SECURITIES        1
1.1    Authorization of Securities                             1
1.2    Exchange of Securities                                  2
1.3    Definitions, etc.                                       2
SECTION 2.      GENERAL REPRESENTATIONS AND WARRANTIES          2
2.1    Capital Stock; Subsidiaries                             2
2.2    Organization and Authority                              3
2.3    Corporate Proceedings                                   3
2.4    Validity of Agreement and Notes                         3
2.5    Consent, etc                                            4
2.6    Business                                                4
2.7    Financial Statements                                    4
2.8    No Material Adverse Change                              5
2.9    Licenses, Registrations, etc                            5
2.10   Properties                                              5
2.11   Compliance with Other Instruments, etc                  5
2.12   No Conflict, etc                                        5
2.13   No Materially Adverse Contracts, etc.                   6
2.14   Compliance with Law, etc.                               6
2.15   Compliance with ERISA; Multiemployer Plans              6
2.16   Pending Litigation, etc.                                7
2.17   Taxes                                                   7
2.18   Holding Company Act; Investment Company Act             8
2.19   No Margin Regulation Violation                          8
2.20   Compliance with Environmental Laws                      8
2.21   Labor Relations                                         8
2.22   Insurance                                               9
2.23   Offerees                                                9
2.24   Other Names                                             9
2.25   Investments                                             9

			    TABLE OF CONTENTS
			       (continued)


2.26   Broker's or Finder's Commissions                        9
2.27   Full Disclosure                                         9
SECTION 3.      REPRESENTATIONS OF THE PURCHASER               10
3.1    Investment Intent, etc. 10
SECTION 4.      CONDITIONS OF OBLIGATION TO PURCHASE NOTES     10
4.1    Opinion of Special Counsel                             10
4.2    Opinions of Counsel for the Company                    10
4.3    Performance of Obligations                             10
4.4    Representations True                                   10
4.5    Certificate of Company                                 11
4.6    Private Placement Number                               11
4.7    Fees and Disbursements of Your Special Counsel         11
4.8    Legality                                               11
4.9    Consents and Approvals                                 11
4.10   No Material Adverse Change                             11
4.11   Notes                                                  11
4.12   Insurance                                              11
4.13   Proceedings, Instruments, etc.                         11
SECTION 5.      NOTE PAYMENTS                                  12
5.1    Required Amortizing Payments                           12
5.2    Optional Prepayments with Premium                      12
5.3    Restrictions on Prepayment                             13
5.4    Application of Payments                                13
5.5    Method of Payment                                      13
5.6    No Set-off or Counterclaim                             13
5.7    Taxes                                                  14
5.8    Acquisition of Notes                                   14
SECTION 6.     REGISTRATION, EXCHANGE AND REPLACEMENT OF NOTES 15
6.1    Registration                                           15
6.2    Exchange                                               15
6.3    Replacement                                            15

			    TABLE OF CONTENTS
			       (continued)

6.4    Effect of Transfer or Exchange                         15
SECTION 7.      DEFAULTS AND REMEDIES                          15
7.1    Events of Default; Acceleration of Notes               15
7.2    Remedies of Note Holders Upon an Event of Default      17
7.3    Rescission of Acceleration                             19
7.4    Remedies                                               19
7.5    Remedies Cumulative                                    19
7.6    Costs and Expenses, Attorneys Fees, etc. of the
  Note holders                                         20
7.7    No Waiver, etc.                                        20
SECTION 8.      CERTAIN COVENANTS OF THE COMPANY               20
8.1    Maintenance of Office                                  20
8.2    Corporate Existence                                    20
8.3    General Maintenance of Properties and Business, etc.   21
8.4    Inspection                                             21
8.5    Compliance with Law, etc.                              22
8.6    Payment of Taxes and Claims                            22
8.7    ERISA                                                  22
8.8    Transactions with Affiliates                           22
8.9    Merger or Consolidation                                22
8.10   Indemnification                                        23
8.11   Subsidiary Dividends                                   24
8.12   Tax Consolidation                                      24
8.13   Environmental Law Compliance                           24
8.14   Insurance                                              25
8.15   Transfer and Sale of Assets                            26
8.16   Reporting Company Status                               26
8.17   Nasdaq Listing                                         26
8.18   Right of First Refusal                                 26
SECTION 9.      EXPENSES                                       27
9.1    General Expenses                                       27
9.2    Costs and Expenses, Attorneys Fees, etc. of Holders
	  of Notes                                             27

			    TABLE OF CONTENTS
			       (continued)

9.3    Delivery Expenses                                      28
9.4    Issuance Taxes                                         28
9.5    Survival                                               28
SECTION 10.   INFORMATION TO BE FURNISHED TO HOLDERS OF NOTES  28
10.1   Financial Statements of the Company                    28
10.2   Notice of Certain Events and Conditions                29
10.3   Other Information                                      30
SECTION 11.     INTERPRETATION OF AGREEMENT AND NOTES          31
11.1   Definitions                                            31
11.2   Directly or Indirectly                                 38
11.3   Accounting Terms                                       38
11.4   Governing Law                                          38
11.5   Independence of Covenants                              39
11.6   Saturdays, Sundays, Holidays, etc                      39
SECTION 12.     MISCELLANEOUS                                  39
12.1   Notices                                                39
12.2   Survival                                               39
12.3   Successors and Assigns; Transfer of Notes              39
12.4   Amendment and Waiver                                   39
12.5   Confidentiality                                        40
12.6   Integration                                            40
12.7   Consent to Jurisdiction and Venue                      40
12.8   Waiver of Jury Trial                                   41
12.9   Counterparts                                           41
12.10  Reproduction of Documents                              41


				   -iv

SCHEDULE I              Purchaser of the Securities
SCHEDULE II     Information Provided by the Company
SCHEDULE III    Opinion of Counsel to the Company

EXHIBIT A               FORM OF SUBORDINATED NOTE